Exhibit 10.19

CONSTRUCTION CREDIT AGREEMENT

Dated as of June 23, 2003

among

GENERAL MOTORS ACCEPTANCE CORPORATION, as Lender,

and

CAPITAL AUTOMOTIVE L.P.,

and

CERTAIN REAL ESTATE SUBSIDIARIES, as Borrowers

i

Table of Contents
(continued)

ii

SHEDULES:

Schedule 4.04	Subsidiaries

Schedule 4.17	Environmental Matters

EXHIBITS:

Exhibit A	Form of Note

Exhibit B	Form of Draw Certificate

Exhibit C	Form of Joinder Agreement

Exhibit D	Form of Guaranty

Exhibit E	Form of Assignment of Interest In Construction Documents

Exhibit F	Form of Contractor Consent and Agreement

Exhibit G	Form of Agreement of Subordination of Lien By Contractor

Exhibit H	Form of Opinion of Borrower’s Counsel

Exhibit I	Form of Subordination Agreement

CONSTRUCTION CREDIT AGREEMENT

     This Construction Credit Agreement (this “Credit Agreement”) is made and entered into as of June 23, 2003 by and among Capital Automotive L.P., a Delaware limited partnership (“Capital”), and certain subsidiaries of Capital from time to time party hereto (collectively, the “Real Estate Subsidiaries”; Capital and its Real Estate Subsidiaries are collectively referred to as the “Borrowers”), jointly and severally; and General Motors Acceptance Corporation, a Delaware corporation (“GMAC”).

W I T N E S S E T H:

     WHEREAS, Borrowers desire GMAC to provide certain extensions of credit, loans or other financial accommodations to Borrowers in a maximum aggregate principal amount not to exceed One Hundred Million and no/100 Dollars ($100,000,000) for the purpose of (i) acquiring certain parcels of improved and unimproved real property and (ii) financing improvements made by tenants on certain parcels of real property owned by the Borrowers or certain Affiliates thereof from time to time; and

     WHEREAS, GMAC is willing to provide the financial accommodations provided for herein to Borrowers, but solely on the terms and subject to the conditions set forth in this Credit Agreement and the other documents, instruments and agreements executed and delivered pursuant to this Credit Agreement or referenced herein.

     NOW, THEREFORE, in consideration of the financial accommodations provided for herein, the mutual promises and understandings of GMAC and the Borrowers set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GMAC and the Borrowers hereby agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.01 Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

     “Acquisition” means the acquisition by Capital and/or its Real Estate Subsidiaries of the fee interest in a Project Property to be operated in accordance with Section 5.10.

     “Acquisition Loan” shall have the meaning specified in Section 2.01.

     “Affiliate” means any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any other Person or one or more Affiliates, (b) that directly or beneficially owns or holds 20% or more of any equity interest in any other Person or one or more Affiliates or (c) 20% or more of whose voting stock (or in the case of a person that is not a corporation, 20% or more of any equity interest) is owned directly or beneficially or held by any other Person or one or more Affiliates. For purposes of this definition and this Agreement, the term “control” shall mean, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership interest or otherwise, including without limitation the power to elect or appoint, directly or indirectly, a majority of the members of its governing board or body.

     “Borrowers’ Liabilities” means all obligations and liabilities of each Borrower in the aggregate to GMAC (including, without limitation, all debts, claims, reimbursement obligations and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, theretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.

     “Business Day” means any day on which GMAC is open for the transaction of business in Detroit, Michigan other than a Saturday or Sunday.

     “CARS” means Capital Automotive REIT, a Maryland real estate investment trust.

     “Construction Contract” has the meaning specified in Section 3.01(b)(vii).

     “Construction Loan” shall have the meaning specified in Section 2.01.

     “Construction Project” means each construction project and all improvements related thereto which are financed with the proceeds of a Construction Loan.

     “Contractor” has the meaning specified in Section 3.01(b)(vii).

     “Cost Analysis” has the meaning specified in Section 3.01(b)(v).

     “Credit Commitment” means One Hundred Million Dollars ($100,000,000), unless said amount is reduced in accordance with Section 2.04, in which event it means the amount to which said amount is reduced.

     “Debt Service Coverage Ratio” means, with respect to CARS measured as of December 31 of each year, the ratio expressed as a fraction, the numerator of which is consolidated EBITDA and the denominator of which is the scheduled principal paid during such year plus interest expense during the year.

     “Debt to Total Assets Ratio” means, with respect to CARS measured as of December 31 of each year, the ratio expressed as a fraction, the numerator of which is the consolidated long-term Indebtedness (less payments due within one year) of CARS and the denominator of which is Total Assets plus accumulated depreciation and amortization (less goodwill) reflected on CARS’ audited financial statements.

     “Draw Certificate” has the meaning set forth in Section 2.03.

     “EBITDA” means, for any period, operating income for CARS (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, interest expense, depreciation and amortization) excluding any extraordinary or unusual gains or losses during such period.

     “Environmental Assessment” has the meaning set forth in Section 3.01(a)(xiv).

     “Environmental Laws” means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, environmental matters or conditions, environmental protection or conservation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

     “Event of Default” has the meaning specified in Section 7.01.

     “GAAP” means United States generally accepted accounting principles, as in effect from time to time.

     “Guarantor” means an Affiliate of any Borrower guaranteeing Borrowers’ Liabilities.

     “Hazardous Material” means any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including, without limitation, petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

     “Indebtedness” means all of a Person’s liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above which shall have been or should have been recorded as indebtedness under GAAP, and (vi) liabilities in respect of unfunded vested benefits under plans and multiemployer plans covered by Title IV of ERISA.

     “Interest Rate” shall have the meaning specified in Section 2.05.

     “Leases” means any and all leases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) through which Borrowers directly or indirectly grant a possessory interest in and to, or the right to occupy and use, all or any portion of the Mortgaged Property that constitutes real property, together with any renewals or extensions thereof and all leases, subleases, licenses, concessions or other agreements in substitution therefor.

     “LIBOR Rate” means, with respect to any Loan, a rate per annum equal to the offered rate for 30-day deposits in Dollars for each day of a monthly billing period that appears on Telerate Page 3750 as of approximately 11:00 A.M. (London time). “Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Lenders’ Association as the information vendor for the purpose of displaying British Lenders’ Association Interest Settlement Rates for Dollar deposits). The LIBOR Rate applicable to any day on which no rate so appears or is published will be the rate last quoted prior to such day.

     “Lien” means, with respect to any asset of any Borrower, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction).

     “Loan” or “Loans” means and includes all Acquisition Loans and Construction Loans issued under this Credit Agreement.

     “Loan Documents” means each of the documents set forth in Section 3.1 (a) and (b).

     “Loan Party” or “Loan Parties” means and includes each Borrower and each Guarantor.

     “Maturity Date” means June 23, 2004, unless otherwise extended in accordance with Section 2.04.

     “Maximum Advance Rate for Acquisition Loans” means, with respect to each Acquisition Loan, eighty five percent (85%) of the lesser of (a) the cash purchase price (excluding commissions, transaction fees and other expenses associated with such purchase) for the Mortgaged Property securing such Acquisition Loan and (b) the appraised value for the Mortgaged Property securing such Acquisition Loan (as determined by GMAC in its sole discretion).

     “Maximum Advance Rate for Construction Loans” means, with respect to each Construction Loan, ninety percent (90%) of the lesser of (a) the cash purchase price (excluding commissions, transaction fees and other expenses associated with such purchase) for the Mortgaged Property securing such Construction Loan and (b) the appraised value for the Mortgaged Property securing such Construction Loan (as determined by GMAC in its sole discretion), plus, in instances where the Project Property is the Mortgaged Property, an additional amount equal to ninety percent (90%) of the lesser of (x) the cost of the improvements to be constructed on the Mortgaged Property, and (y) the appraised value of the improvements (excluding the value of the land and all existing improvements thereon) to be constructed on the Mortgaged Property, in each case as determined by GMAC in its sole discretion.

     “Mortgage” means each Deed of Trust, Mortgage, Leasehold Mortgage, Leasehold Deed of Trust, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement or substantially similar document, instrument or agreement executed by any Borrower or any Guarantor from time to time in favor of GMAC, as each may be amended, modified or supplemented from time to time.

     “Mortgaged Property” means each parcel of real property which secures the Loans.

     “Note” or “Notes” has the meaning specified in Section 2.02.

     “Operating Documents” shall mean with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

     “Organizational Documents” shall mean with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

     “Other Agreements” means all agreements, instruments and documents, including, without limitation, letters of credit, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, subordination agreements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by any Borrower or any Guarantor relating to any Loan and delivered to GMAC including, without limitation, each of the Loan Documents.

     “Person” means and includes an individual, a partnership, a joint venture, a corporation (whether or not for profit), a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

     “Plan” means, at any time, any single-employer plan, as defined in Section 4001(a) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of any Borrower or any Subsidiary.

     “Prime Rate” shall mean a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the “Bank Prime Loan” rate in Federal Reserve Statistical Release H.15(519) entitled “Selected Interest Rates” or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term “Base Rate” shall mean a variable rate of interest per annum equal to the highest of the “prime rate,” “reference rate,” “base rate,” or other similar rate published from time to time by The Wall Street Journal, Central Edition, or its successors, with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any financial institution.

     “Project Property” means each parcel of real estate which is or will become the subject of the improvements financed with the proceeds of a Construction Loan.

     “Revolving Credit Agreement” means that certain Credit Agreement dated as of March 22, 2000 by and among GMAC, Capital and certain Subsidiaries of Capital from time to time party thereto, as amended by that certain First Amendment to Credit Agreement dated as of March 20, 2002 and that certain Second Amendment to Credit Agreement of even date herewith, as further amended, modified or restated from time to time.

     “Reportable Event” means a “Reportable Event” described in Section 4.03 of the Employee Income Retirement Security Act of 1974, as the same may be amended from time to time, and any successor statute.

     “Representative” has the meaning specified in Section 8.14.

     “Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrowers.

     “Title Company” means, with respect to a particular Loan, such title insurance company as agreed upon by Representative and GMAC.

     “Total Assets” means the aggregate book value of all assets of CARS reflected on its audited financial statements for the relevant period.

     “Trustee” means the Individual Trustees (as defined in the applicable Mortgage for any Mortgaged Property), as applicable, or such title insurance company as agreed to by GMAC and Representative.

     Section 1.02 Certain UCC and Accounting Terms. Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as then in effect in the State of Michigan. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP. All financing computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

ARTICLE II

LOANS

     Section 2.01 Amount and Term of Loans.

          (a) Amount. GMAC agrees, on the terms and subject to the conditions hereinafter set forth, to make Loans to the Borrowers for the purpose of (i) financing certain improvements to parcels of real property (the proceeds of which may or may not be used for improvements to Mortgaged Property) from time to time (referred to herein as “Construction Loans”) and (ii) purchasing the fee interest in certain improved or unimproved parcels of Project Property (the proceeds of which may or may not be used for purchasing Mortgaged Property) from time to time (referred to herein as “Acquisition Loans”) until the Maturity Date or the earlier date of termination in whole of the Credit Commitment pursuant to Section 7.02, in such aggregate amounts as Borrowers may from time to time request but in no event shall (x) the aggregate amount of all outstanding Loans exceed the amount of the Credit Commitment at any time; (y) the aggregate amount of any Construction Loan exceed the Maximum Advance Rate for Construction Loans at any time; or (z) the amount of any Acquisition Loan exceed the Maximum Advance Rate for Acquisition Loans at any time. Further, if any Mortgaged Property secures more than one (1) Loan, the applicable advance rate shall account for all Loans in the aggregate secured by such Mortgaged Property.

          (b) Term. Loans under the Credit Commitment shall be available to Borrowers by means of individual Loans, it being understood that Loans advanced to acquire or to make improvements to a particular parcel of Project Property which are repaid may not be reborrowed under the applicable Note. Each Construction Loan made by GMAC shall have a maturity date which is eighteen (18) months from the date of the original advance of such Loan as set forth in the applicable Note and each Acquisition Loan made by GMAC shall have a maturity date which is twelve (12) months from the date of the original advance of such Loan as set forth in the applicable Note, unless otherwise extended by GMAC in its sole discretion.

     Section 2.02 Notes. Each Loan made by GMAC pursuant to Section 2.01 shall be evidenced by and repayable with interest in accordance with a promissory note executed, jointly and severally, by Capital and each applicable Borrower (each referred to herein as a “Note” and collectively as the “Notes”) payable to the order of GMAC, substantially in the form of Exhibit A attached hereto, dated the date of the Loan hereunder. Each Person that owns the Mortgaged Property securing a Loan shall be an “applicable” Borrower for purposes of the preceding sentence and this Agreement or shall be a Guarantor, with the applicable Guaranty secured by the Mortgage. The unpaid principal amount of each Loan shall bear interest and be due and payable as provided in this Agreement and each Note. Each Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid at the Interest Rate.

     Section 2.03 Making the Loans.

          (a) Loan Requests. The Representative may in writing request a Loan from GMAC, which request shall specify and/or include, as the case may be, (i) a statement as to what the proceeds of the Loan will be utilized for, including a description of the existing improvements and the improvements to be constructed with the proceeds of each Construction Loan, (ii) the date of the requested Loan, (iii) the amount of such advance, (iv) the address of the Project Property which is to be acquired and/or improved with the proceeds of the Loan, (v) the address and owner of the Mortgaged Property securing the Loan and the land to be acquired with the Loan, as applicable, (vi) the purchase price of the Mortgaged Property securing the Loan and the land to be acquired with the Loan, as applicable, (vii) each of the documents specified in Section 3.01, as applicable, and (viii) such other documents, certificates and opinions as GMAC may request, in each case in form and substance acceptable to GMAC.

          (b) Procedures for Construction Loans. Once the conditions described below and in Section 3.01 for a particular Construction Loan have been met, such Construction Loan shall be made pursuant to various construction disbursements made in accordance with the progress of construction as determined by GMAC and in accordance with the other terms hereof. If the Project Property is also the Mortgaged Property securing the applicable Construction Loan or if GMAC has made other loans which are secured by the Project Property, such construction disbursements shall be made to the applicable Borrower by deposit into a construction escrow established with the Title Company, in form and substance satisfactory to GMAC in its sole discretion. The amount of each Construction Loan disbursement so determined by GMAC may be subject to a retainage to be determined by GMAC and GMAC at all times shall have the right to retain sufficient funds which it reasonably determines are adequate to assure completion of the work to be performed under the Construction Contract, which shall not exceed ten percent (10%) of the cost of the Construction Project unless GMAC reasonably determines that a larger retention is necessary. Unless otherwise waived by GMAC, all disbursements of a Construction Loan for construction and installation of the improvements will be made monthly by GMAC to Borrowers. Unless otherwise waived by GMAC, GMAC shall not be required to make more than one disbursement under any Construction Loan in any calendar month. GMAC must be furnished with a complete application for payment at least five (5) business days prior to the proposed date of any disbursement under a Construction Loan (“Draw Certificate”). Such Draw Certificate shall be in form of Exhibit B attached hereto and made a part hereof and executed by an executive officer of Capital. GMAC shall be entitled to accept and rely upon a signature on the Draw Certificate transmitted from Borrowers to GMAC by facsimile. Borrowers shall provide a Draw Certificate with an original signature upon request by GMAC. In addition, upon receipt by GMAC, Borrowers shall cause any Contractor seeking payment under a Construction Contract to execute and deliver to GMAC an Application and Certificate for Payment (AIA Document G702 (1992)) and Continuation Sheet (AIA Document G703 (1992)), or such other forms of such documents as are agreed to by GMAC and Representative, which documents shall be acceptable to GMAC in both form and substance. Funds deposited with Borrowers shall be used only for payment of costs of labor, materials and services supplied for the construction of improvements specified in the Cost Analysis, other costs specified in the Cost Analysis, and any other costs which directly relate to the Project Property for which Borrowers have previously deposited a sufficient amount of their own funds and/or which are specifically approved by GMAC in writing. Notwithstanding anything to the contrary contained herein, at the election of GMAC, any amount to be disbursed by GMAC to enable Borrowers to make payment to any third party payee may be disbursed by GMAC directly to the appropriate payee. Disbursements hereunder may be made by GMAC upon the written request of any person who has been authorized by Borrowers to request such disbursements until such time as written notice of Borrowers’ revocation of such authority is received by GMAC. Notwithstanding any of the foregoing to the contrary, GMAC has no obligation to monitor or determine Borrowers’ use or application of any disbursements. The making of any disbursement shall not be deemed a waiver of GMAC’s rights hereunder with respect to any further disbursement, nor shall it be construed to be a waiver of any of the conditions precedent to GMAC’s obligations to make further advances.

          (c) Requirements For All Loans. Notwithstanding anything to the contrary contained herein, the continued performance, observance and compliance by Borrowers and each Guarantor of and with all of the covenants, conditions and agreements of Borrowers and each Guarantor contained herein (whether or not non-performance constitutes an Event of Default) and in the Other Agreements shall be further conditions precedent to any disbursements of the proceeds of any Loan. In addition, GMAC shall not be required to disburse proceeds of any Loan at any time that (i) any proceedings have been commenced or any Borrower or any Guarantor has received written notice of the commencement of proceedings by any public or quasi-public body to acquire the entire Project Property or any Mortgaged Property or any material part thereof or interest therein (as determined by GMAC in its sole and absolute discretion) by eminent domain or by condemnation proceedings, (ii) any legislation has been passed or any suit or other proceeding has been instituted the effect of which is to prohibit, enjoin (or to declare unlawful or improper) or otherwise have a material adverse affect, in GMAC’s sole judgment, on the performance by any party of any of its obligations hereunder as contemplated hereby, or (iii) GMAC has reasonable cause to believe that the Project Property and the improvements or any Mortgaged Property might be subject to forfeiture under any RICO related law. GMAC’s refusal to disburse any proceeds of any Loan on account of the provisions of this Section 2.03 shall not alter or diminish any Borrower’s other obligations hereunder or otherwise prevent any breach or default of any Borrower hereunder from becoming an Event of Default. Each request for a Loan and each application for payment submitted by Borrowers under a Construction Loan shall constitute an affirmation that Borrowers have performed, observed and complied with their covenants, conditions and agreements contained herein in all material respects and that all representations and warranties made by Borrowers hereunder continue to be true and correct.

     Section 2.04 Extension, Termination and Reduction of the Credit Commitment. The Credit Commitment shall automatically renew on an annual basis for periods of one (1) year unless either of GMAC or the Representative provides such other party written notice of such party’s intent to not renew the Credit Commitment on or prior to ninety (90) days before the applicable Maturity Date. The Borrowers shall have the right at any time and from time to time upon three (3) business days’ prior notice to GMAC to permanently terminate in whole or permanently reduce in part the Credit Commitment, without penalty or premium; provided, however, that no reduction shall reduce the Credit Commitment to an amount less than the aggregate amount of all Loans outstanding at the time with respect thereto. GMAC may also terminate the Credit Commitment as provided in Section 7.02.

     Section 2.05 Payment; Interest Rate; Default Rate.

          (a) The unpaid principal amount of each Loan shall bear interest from the date of such Loan until maturity (whether by acceleration or otherwise) at an interest rate per annum mutually acceptable to GMAC and Capital, which interest rate shall be determined prior to entering into each Note and shall be set forth in the applicable Note evidencing such Loan (the “Interest Rate”), with such interest payable in accordance with Section 2.05(c) below. Notwithstanding anything contained herein to the contrary, to the extent GMAC and Capital are unable to reach agreement on the Interest Rate, GMAC shall have no obligation to fund the applicable Loan.

          (b) If an Event of Default shall have occurred and be continuing hereunder, all Loans shall bear interest from the date of such Event of Default, payable on demand, at a rate per annum (the “Default Rate”) equal to the sum of two percent (2%) plus the then applicable Interest Rate.

          (c) Interest on Loans shall accrue from and including the date of any such Loan to but excluding the date of any repayment thereof and shall be payable (i) monthly in arrears for each month on the first Business Day of the next following calendar month and (ii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (d) All payments of principal and interest under each Note hereunder shall be made to GMAC in immediately available funds. Borrowers agree that the amount shown on the books and records of GMAC as being the aggregate amount of the Loan outstanding under each Note shall be prima facie evidence of the principal amount of such Note then outstanding.

     Section 2.06 Payment on Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest on the applicable Note or the fees hereunder, as the case may be.

     Section 2.07 Inability to Ascertain the LIBOR Rate. Notwithstanding any other provision of this Agreement or the Notes to the contrary, to the extent the Interest Rate has been determined based upon the LIBOR Rate, if GMAC shall determine in good faith by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate (to the extent the Interest Rate is based upon the LIBOR Rate), then GMAC shall promptly give notice thereof to Representative, and all outstanding Loans commencing as of the next monthly billing period shall bear interest at the Prime Rate.

     Section 2.08 Use of Proceeds. The proceeds of each Acquisition Loan shall be used solely for purchasing improved or unimproved Project Property by Capital and/or its Real Estate Subsidiaries. The proceeds of each Construction Loan shall be used solely for completing construction and improvements to certain parcels of Project Property owned by Capital and/or its Real Estate Subsidiaries. All Loans shall be secured by a first priority perfected security interest in the Mortgaged Property (which proceeds may or may not be used to (a) finance completion of improvements to the Mortgaged Property by its tenant or (b) acquire the Mortgaged Property) in accordance with the terms and conditions set forth in Section 2.03.

     Section 2.09 Effect of Full Payment. Upon the full payment and satisfaction of principal and interest of any particular Note and the written cancellation of such Note by GMAC, the applicable Borrower (other than Capital) obligated on such Note shall be released from all liability under this Agreement, the Note and the Other Agreements and each corresponding Mortgage securing such Note shall be released (but only if all Notes secured by such Mortgage have been fully paid, satisfied and cancelled). It is understood and agreed that Capital shall assume all responsibility and obligation of such Borrower to indemnify Lender pursuant to Section 8.11 herein after full payment of the applicable Borrower’s Note.

ARTICLE III

CONDITIONS OF LENDING

     Section 3.01 Conditions Precedent to Loans.

          (a) Acquisition Loans and Construction Loans. The obligation of GMAC to make any Loan is subject to the condition precedent that GMAC shall have received on or before the day of such Loan all of the following, each dated (unless otherwise indicated) as of the date of such Loan, in each case in form and substance satisfactory to GMAC unless otherwise agreed to by GMAC and Borrowers in writing:

(i) Joinder Agreement. Executed original of the Joinder Agreement in the form attached hereto as Exhibit C pursuant to which the Affiliate utilizing the proceeds of each Loan agrees to become a Borrower under this Agreement.

(ii) Mortgage. The Borrower or Guarantor, as applicable, which is the mortgagor will own the respective Mortgaged Property in fee simple and shall execute a Mortgage which when recorded will grant to GMAC a first priority security interest in each parcel of Mortgaged Property securing all present and future Loans.

(iii) Guaranty. To the extent the proceeds of any Loan are being used to acquire or improve Project Property which is not the Mortgaged Property, the owner of such Mortgaged Property shall execute a Guaranty in the form of Exhibit D hereto.

(iv) Financing Statements. UCC fixture filings for each parcel of Mortgaged Property.

(v) Note. A Note properly executed on behalf of the applicable Borrower.

(vi) Use of Proceeds. Evidence that the proceeds of the Loan shall be used (i) in the case of a Construction Loan, for the construction of the proposed improvements to the Project Property identified by Borrowers; (ii) in the case of an Acquisition Loan, for the acquisition of Project Property by Capital and/or its Real Estate Subsidiaries.

(vii) Manufacturer’s Approval. Evidence of the applicable required manufacturer’s approval of the automobile dealership to be constructed or improved upon the Project Property according to the approved plans and specifications; provided, however, that such manufacturer’s approval may not be required for minor improvements to Project Property.

(viii) Lease. An executed lease for the Project Property.

(ix) Sufficient Proceeds. Evidence that the proceeds of the Construction Loan together with funds of the Borrower, the tenant of the Project Property, or such tenant’s lease guarantor shall be sufficient for the construction of the proposed improvements to the Project Property identified by Borrowers.

(x) Title Policy. For each parcel of Mortgaged Property, an ALTA loan policy of title insurance issued by the Title Company, with all premiums having been paid in full, with aggregate liability limits of not less than the Loan amount applicable to such Mortgaged Property, insuring GMAC’s interest under the mortgage, subject only to such defects and exceptions as will have been approved by GMAC in its sole, absolute discretion and containing such endorsements as GMAC shall require, including, without limitation, a zoning endorsement insuring that the Mortgaged Property is zoned to permit the uses allowed in Section 5.10, provided that such zoning endorsement and any other endorsements required by GMAC are available in the State in which the Mortgaged Property is located. Such title insurance policies will insure that marketable legal title is vested in fee simple absolute in the applicable Borrower, or Guarantor, that the mortgage or deed of trust constitutes a first lien on the real property securing such Loan, and that there are no recorded or unrecorded Liens encumbering such property, except such Liens as are approved in writing by GMAC.

(xi) Survey. A current ALTA survey with respect to each parcel of Mortgaged Property, with each such survey to be certified to GMAC in form satisfactory to GMAC in its sole, absolute discretion; provided, however, Borrowers may elect to deliver such survey to GMAC within thirty (30) days after the making of any applicable Loan, but only if the applicable title policy will not have a “survey exception” (in which case Borrowers hereby covenant and agree to make such delivery within the aforesaid thirty (30) day time period). For purposes herein, an ALTA survey shall be deemed “current” if the Title Company will issue a zoning endorsement and waive the “survey exception” based upon such survey with a “no new improvements” affidavit from the fee owner of the Mortgaged Property, provided that such survey otherwise satisfies the other requirements of this subsection.

(xii) Appraisal. An MAI appraisal with respect to each parcel of Mortgaged Property (including, without limitation, a fee simple appraisal value and a leased fee appraisal value) by an appraiser acceptable to GMAC and, in form and substance acceptable to GMAC. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the Project Property, the appraisal shall appraise such property with and without the proposed improvements.

(xiii) Opinion. GMAC will have received an opinion of counsel as to Capital, the particular Borrower and any Guarantor, as applicable, in the form attached hereto as Exhibit H prior to making any Loan; provided, however, that a new opinion shall not be required to complete the conversion of a previously existing Acquisition Loan to a Construction Loan.

(xiv) Environmental Assessment. An environmental assessment report (at the expense of Borrowers), including Phase I and Phase II assessments (when recommended by the Phase I assessment), from a qualified engineering firm or other qualified consultant acceptable to GMAC with respect to an environmental assessment of the Mortgaged Property (each an “Environmental Assessment”), in form and substance acceptable to GMAC including, without limitation, environmental condition of such Mortgaged Property acceptable to GMAC.

(xv) Soil Report. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, an assessment of the soil comprising the Project Property performed by a licensed soil engineer reasonably satisfactory to GMAC indicating that all areas on which any improvements are to be located are either sufficient for the construction of same thereon or can be made sufficient through specific engineering and earth-moving work described therein, the cost of which is included in the Cost Analysis.

(xvi) Pay-off. Executed Pay-off Letter and evidence of the release of all Liens on each parcel of Mortgaged Property.

(xvii) Resolutions. A certified copy of the resolutions of the Board of Directors/Managers of the respective Borrower and Guarantor, as applicable, evidencing approval of this Agreement, the Mortgage, the Note, the Guaranty, the other Loan Documents and the other matters contemplated hereby.

(xviii) Secretary’s Certificate. A signed copy of a certificate of the Secretary or an Assistant Secretary of each Borrower and each Guarantor, as applicable, which shall certify to (i) the Organizational Documents of such Borrower or such Guarantor, (ii) Operating Documents of such Borrower or such Guarantor, and (iii) the names of the officers of the Borrower or Guarantor authorized to sign this Agreement and the Other Agreements to which such Borrower or such Guarantor is a party and the certificates to be delivered pursuant to this Agreement, together with the true signatures of such officers. GMAC may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the applicable Borrower or Guarantor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(xix) Other Agreements. Such other documents, instruments, agreements and certificates as GMAC may reasonably request.

          (b) Construction Loans. In addition to the foregoing requirements, prior to any Construction Loan, GMAC shall have received on or before the initial advance of such Construction Loan all of the following, in each case in form and substance satisfactory to GMAC unless otherwise agreed to by GMAC and Borrowers in writing:

(i) Sufficient Proceeds. Evidence that the proceeds of the Construction Loan together with funds of the Borrower, the tenant of the Project

Property, or such tenant’s lease guarantor shall be sufficient for the construction of the proposed improvements to the Project Property identified by Borrowers.

(ii) Project Manager. Evidence that a project manager shall have been appointed by the applicable Borrower to oversee all aspects of the construction.

(iii) Plans and Specifications. A complete set of plans and specifications for said improvements relating to such advance, which plans and specifications for said improvements are to be in full compliance with all building codes and ordinances of the city or county where the improvements are to be constructed and all restrictions, if any, of the subdivision where the improvements are to be constructed.

(iv) Architect’s Certificate. A certificate of the architect preparing the plans and specifications (“Architect”) satisfactory to GMAC that:

(1) the Project Property is now, and upon construction of the improvements in accordance with the plans and specifications will be, in compliance with all applicable building and zoning laws, ordinances, rules and regulations, without regard to and independently of any other property, except for minor, immaterial defects approved in writing by GMAC;

(2) any and all required licenses and permits for and approvals of the Construction Project and improvements have been or will be issued by all governmental authorities and agencies (federal, state and local) and are or will be in full force and effect; and

(3) all utilities and municipal services necessary for the improvements are available at the Project Property, and all permissions, permits and licenses required to tie the Project Property and improvements into such utilities and services have been or will be obtained on an unconditional basis including, without limitation, all necessary telephone, electric, gas, water, sewer and drainage permits.

(v) Cost Analysis. A cost analysis (“Cost Analysis”) setting forth all expenses and costs which either have been incurred or Borrowers reasonably estimate will be incurred, and all reserves, if any, to be established and maintained in connection with the construction of the improvements.

(vi) Permits. True and complete copies of any and all required licenses and permits for and approvals of the proposed improvements have been issued by all governmental authorities and agencies (federal, state and local).

(vii) Construction Contract. A copy of the applicable site-work or construction contract with the contractor who will perform the site-work or construct the improvements (each a “Contractor”, and each construction contract a “Construction Contract”). In addition, if the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, Borrowers shall

(a) execute and deliver to GMAC an Assignment of Borrower’s Interest in Construction Documents substantially similar to that attached hereto as Exhibit E and made a part hereof (provided that if Borrowers are not a party to the Construction Contract, the “owner” specified in the Construction Contract will execute the Assignment of Borrower’s Interest in Construction Contract along with the applicable Borrowers), and (b) cause to be executed by each Contractor and delivered to GMAC, a Contractor Consent and Agreement and an Agreement of Subordination of Lien by Contractor substantially similar to those attached hereto as Exhibit F and Exhibit G, respectively, and made a part hereof. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, (i) each Construction Contract must be approved by GMAC and Borrowers may not make changes in the Construction Contract without the prior written approval of GMAC, and (ii) Borrowers shall not approve or allow any change orders to the Construction Contract without the prior written consent of GMAC, except that GMAC’s prior written consent shall not be required with respect to individual change orders involving a cost increase or decrease of less than Two Hundred Fifty Thousand Dollars ($250,000) (provided that individual change orders shall not be used to circumvent this consent requirement). Notwithstanding the foregoing, Borrowers shall not be required to obtain GMAC’s consent to any change order involving a cost increase paid for entirely out of Borrowers’ funds, although Borrowers shall deliver notice thereof to GMAC reasonably promptly after it occurs. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, Borrowers shall obtain the prior written approval of GMAC prior to any change order which requires the approval of the municipality in which the Project Property is located, whether or not GMAC’s approval is required. GMAC shall be furnished with copies of all change orders issued over Two Hundred Fifty Thousand Dollars ($250,000) whether or not GMAC’s prior written consent with respect thereto has been required hereunder or obtained pursuant hereto. GMAC may require Borrowers to advance any sums required for the construction of the improvements and/or acquisition of the real estate over and above the proceeds of the Construction Loans prior to any advances by GMAC.

(viii) Compliance With Mechanic’s Lien Statutes. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, evidence satisfactory to GMAC of the owner of the Project Property’s compliance with all applicable mechanic’s lien statutes, including the filing of a notice of commencement if applicable in the State in which the Project Property is located.

(ix) Other Agreements. Such other documents, instruments, agreements and certificates as GMAC may reasonably request.

     Section 3.02 Additional Conditions Precedent To Each Construction Draw.

          (a) On or prior to the date of any Construction Loan disbursement hereunder, Borrowers shall furnish to the following to GMAC:

(i) Title Insurance Endorsements. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, (i) an interim mechanic’s lien endorsement to the title insurance policy referred to in Section 3.01(a) insuring that there are no recorded or unrecorded mechanic’s liens encumbering the Project Property; and (ii) a construction loan disbursement endorsement increasing the coverage of the policy by an amount equal to the construction advance then being made and changing the effective date of the policy to the date of disbursement of such construction advance.

(ii) Line Item Balancing; Reallocation. If the Project Property is the Mortgaged Property, any undisbursed Construction Loan funds together with all sums, if any, previously paid by Borrowers as shown in the Cost Analysis shall be at all times equal to or greater than the amount which GMAC from time to time determines necessary to pay, through completion, all costs of development and construction of the Construction Project and improvements related thereto. In no event shall GMAC be required to disburse any portion of the Construction Loan in excess of the portion of such Construction Loan allocated to any particular item or category on the Cost Analysis unless there is a sufficient amount in the contingency line item to cover such excess. However, GMAC reserves the right after any Event of Default, and at any other time that GMAC deems it necessary or advisable to avoid impairment of its security, to make advances of amounts previously allocated to any of the designated items in the Cost Analysis for such other purposes or in such different proportions as GMAC determines in its sole discretion. Borrowers may not reallocate items of cost or change the Cost Analysis without the prior written consent of GMAC, except by using amounts in the contingency line item and except as otherwise expressly provided in this Agreement with regard to change orders.

(iii) Officers’ Certificate. A certificate of the applicable (or respective) Borrower certifying that (i) the representations and warranties contained in Article IV are correct on and as of the date of such Construction Loan as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, and (ii) no event has occurred and is continuing, or would result from such Construction Loan, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or the lapse of time or both.

          (b) On or prior to the date of any Construction Loan disbursement hereunder, Borrowers shall furnish to the following to GMAC if requested by GMAC:

(i) Foundation Survey. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, GMAC may require Borrowers to provide an update to the ALTA survey provided in Section 3.01(g) above showing the location of the foundation of the improvements in the process of being constructed on the Project Property and that no deed, building line, easement or any other property covenant or ordinance violation whatsoever and an endorsement to the title policy insuring matters of survey to and including the date of such survey.

(ii) Certificates of Completion. Upon GMAC’s request, Borrowers shall provide to GMAC, at Borrower’s expense, architect’s and/or engineer’s certificates of progress with respect to each Construction Project, satisfactory to GMAC, describing the nature and extent of all work done, indicating the state to which construction has progressed, and certification that all work has been done and materials installed in compliance with the plans and specifications.

(iii) Proof of Payment, Lien Waiver, Etc. GMAC may require Borrowers to provide proof to GMAC as to payment of construction bills due the general contractor, a lien subordination agreement or lien waivers from the general contractor, partial or final lien waivers, as applicable, from every subcontractor, supplier or laborer, inspection reports, Certificate of Final Occupancy, statements showing itemization of present and prospective expenditures, a statement of items due and unpaid, a list of items necessary for completion and an estimate of the cost thereof and such other items as GMAC may require to establish the construction progress.

(iv) Inspection. GMAC or GMAC’s architect or agents may elect to inspect the Project Property and the improvements from time to time and at all reasonable times, during or after construction. Borrowers will permit GMAC and its representatives and agents to enter upon the premises and to inspect the improvements and all materials to be used in the construction thereof and to cooperate and cause any contractor or subcontractor to cooperate with GMAC and its representatives and agents during such inspections.

(v) Other Agreements. Such other documents, instruments, agreements and certificates as GMAC may reasonably request.

     Section 3.03 Conditions Precedent to All Loans. The obligation of GMAC to make each Loan or any construction disbursement under any Note shall be subject to the further conditions precedent that on the date of such Loan:

(i) The representations and warranties contained in Article IV are correct on and as of the date of such Loan as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

(ii) No event has occurred and is continuing, or would result from such Loan, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

(iii) Evidence of a valid first priority lien and/or security interest in the Mortgaged Property securing the Loan;

(iv) During the term of this Agreement, no Borrower or Guarantor, as applicable, shall have further encumbered through non-GMAC financing any parcel of Mortgaged Property; and

(v) Prior to each disbursement under a Construction Loan, GMAC shall have received confirmation that the construction and/or improvements which were originally contemplated by the Construction Contract are being completed in a satisfactory manner and within the budget and time periods specified in the Loan Documents submitted to GMAC.

     Section 3.04 Conversion of an Acquisition Loan into a Construction Loan. Following written notice to GMAC, Borrowers may convert an Acquisition Loan into a Construction Loan upon satisfaction of all of the requirements provided in this Agreement for a Construction Loan.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     Each Loan Party, jointly and severally, represents and warrants to GMAC as follows:

     Section 4.01 Capacity and Power. Each Loan Party is of due capacity and is a limited partnership, general partnership, limited liability company or corporation duly incorporated or formed, as applicable, validly existing and in good standing under the laws of its respective state of formation and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Loan Party has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement and the Other Agreements.

     Section 4.02 Authorization of Borrowing: No Conflict as to Law or Agreements. The execution, delivery and performance by each Loan Party of this Agreement and the Other Agreements and the borrowings from time to time hereunder have been duly authorized by all necessary action and do and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to any Loan Party or to the Organizational Documents or Operating Documents of any Loan Party, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Loan Party is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the respective Mortgage, as applicable) upon or with respect to any of the properties now owned or hereafter acquired by any Loan Party.

     Section 4.03 Legal Agreements. This Agreement and the Other Agreements, when executed and delivered by each respective Loan Party hereunder, will constitute the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or similar laws affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     Section 4.04 Subsidiaries. No Loan Party other than Capital has any subsidiaries other than a Loan Party or as set forth in Schedule 4.04.

     Section 4.05 Financial Condition. Capital has heretofore furnished or will furnish prior to any Loan, certain financial statements of CARS on a consolidated basis to GMAC. Said financial statements fairly present the financial condition of CARS on a consolidated basis as of the dates thereof and the results of their operations for the periods then ended, and were prepared in accordance with generally accepted accounting principles. No Loan Party executing a Mortgage (other than CARS) has (a) any material amount of assets other than the applicable Mortgaged Property owned by such Loan Party or (b) any Indebtedness except in favor of GMAC.

     Section 4.06 Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of CARS or any Loan Party since the date of the latest financial statement.

     Section 4.07 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party, the properties of any Loan Party or any Construction Project before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Loan Party or any Construction Project, would have a material adverse effect on the financial condition, properties, or operations of such Loan Party or the ability to complete the Construction Project in a timely manner.

     Section 4.08 Taxes. Each Loan Party has filed all federal, state and local tax returns which are required to be filed, and each Loan Party has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes are due.

     Section 4.09 Titles and Liens. Each Loan Party has good and merchantable title to each parcel of Mortgaged Property.

     Section 4.10 Real Property Collateral Documents. Each Mortgage constitutes a valid and perfected first priority security interest in favor of GMAC in the respective Mortgaged Property to which such Mortgage relates (except as otherwise permitted by this Agreement).

     Section 4.11 Other Security Interests. Except for Permitted Encumbrances (as defined in the applicable Mortgage for any Mortgaged Property), there are no security interests or Liens encumbering any portion of any Mortgaged Property covered by any Mortgage.

     Section 4.12 Compliance with Laws. Each Loan Party is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of each Loan Party including, without limitation, zoning or other ordinances relating to permissive non-conforming uses of property, except to the extent the failure to so comply will not have a material adverse effect on any applicable Loan Party or Mortgaged Property owned by such Loan Party. The plans and specifications for each Construction Project are in full compliance with all building codes and ordinances of the municipality and county where the improvements are to be constructed.

     Section 4.13 Other Agreements. Each Loan Party makes each of the representations and warranties of each Loan Party contained in the Other Agreements to which such Loan Party is a party operative and applicable for the benefit of GMAC as if the same were set forth at length herein.

     Section 4.14 Solvency. Each Loan Party has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and each Loan Party owns property the fair saleable value of which is greater than the amount required to pay each Loan Party’s Indebtedness. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Loan Party.

     Section 4.15 Accuracy of Information. All factual information heretofore or contemporaneously furnished by each Loan Party to GMAC for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of each Loan Party to GMAC will be, true and accurate in every material respect on the date as of which such information is dated or certified, and no Loan Party has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading.

     Section 4.16 Wetlands. To the best knowledge of the Loan Parties, there are no wetlands or similarly protected marsh areas as defined under any federal, state or local law on the Mortgaged Property except as disclosed in the applicable Mortgage for such Mortgaged Property. THE BORROWERS SHALL BE SOLELY RESPONSIBLE FOR AND AGREE TO INDEMNIFY TRUSTEE AND GMAC AND PROTECT AND DEFEND WITH COUNSEL REASONABLY ACCEPTABLE TO GMAC AND HOLD TRUSTEE AND GMAC HARMLESS FROM AND AGAINST ANY CLAIMS (INCLUDING WITHOUT LIMITATION THIRD PARTY CLAIMS FOR PERSONAL INJURY OR REAL OR PERSONAL PROPERTY DAMAGE), ACTIONS, ADMINISTRATIVE PROCEEDINGS (INCLUDING INFORMAL PROCEEDINGS), JUDGMENTS, DAMAGES, PUNITIVE DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENTS OF CLAIMS), INTEREST OR LOSSES, REASONABLE ATTORNEYS’ FEES (INCLUDING ANY FEES AND EXPENSES INCURRED IN ENFORCING THIS INDEMNITY), REASONABLE CONSULTANT FEES, AND EXPERT FEES THAT ARISE DIRECTLY OR INDIRECTLY FROM OR IN CONNECTION WITH THE PRESENCE ON THE MORTGAGED PROPERTY OF WETLANDS, TIDELANDS OR SWAMP AND OVERFLOW LANDS, OR ANY BREACH OF THE FOREGOING REPRESENTATION AND WARRANTY. THE PROVISIONS OF THIS SECTION 4.16 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND RECONVEYANCE OF THE MORTGAGED PROPERTY.

     Section 4.17 Environmental Matters. Except as set forth in any Environmental Assessment or on Schedule 4.17 hereto, the Loan Parties, each Subsidiary and, to the best knowledge of the Loan Parties, any tenant or other occupant of the Mortgaged Property, are in compliance in all material respects with all applicable Environmental Laws and have been issued and will maintain and keep current all required federal, state and local permits, licenses, certificates and approvals. Except as set forth in any Environmental Assessment or on Schedule 4.17 hereto, neither the Loan Parties nor, to the best of the Loan Parties’ knowledge after reasonable investigation, any previous owner or operator of the Mortgaged Property or any other Person, (a) has used or is using the Mortgaged Property in violation of any Environmental Law; (b) has managed, generated, stored, released, discharged, treated, or disposed of any Hazardous Material on any portion of the Mortgaged Property in violation of any Environmental Law; or (c) has transferred or released or caused to be transferred or released any Hazardous Material from the Mortgaged Property to any other location in violation of any Environmental Law. Except for Hazardous Materials approved in writing by GMAC for use on the Mortgaged Property or necessary for the routine maintenance of the Mortgaged Property and as used in the ordinary course of the Loan Parties’ business (or the business of any tenant occupying the Mortgaged Property pursuant to a written lease approved by GMAC), which Hazardous Material shall be used in accordance with all applicable Environmental Laws, each Loan Party covenants that it shall not permit any Hazardous Materials to be brought on to the Mortgaged Property, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws. Except as set forth in the Environmental Assessment or on Schedule 4.17 hereto, no Loan Party nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and no Loan Party nor any Subsidiary is aware of any facts, which (i) calls into question, or could reasonably be expected to call into question, compliance by any Loan Party or any Subsidiary or any tenant or other occupant with any Environmental Laws, (ii) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit or approval necessary for the operations of any Loan Party’s, any Subsidiary’s or any tenant’s or other occupant’s business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Loan Party or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Laws. The Loan Parties, jointly and severally, agree that GMAC shall not assume any liability or obligation for loss, damage, fines, penalties, claims or duty to clean-up or dispose of wastes or materials on or relating to the property of any Loan Party regardless of any inspections made by GMAC prior to the consummation of this Agreement or as a result of any conveyance of title to GMAC by foreclosure, deed in lieu of foreclosure, or otherwise. The Loan Parties, jointly and severally, agree to remain fully liable and to indemnify and hold harmless GMAC from any costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines and penalties, including without limitation those costs, expenses, penalties, fines and other related liabilities under applicable Environmental Laws, except to the extent such costs, expenses, penalties, fines and other related liabilities are directly caused by the gross negligence or willful misconduct of GMAC.

ARTICLE V

AFFIRMATIVE COVENANTS

     So long as any Note shall remain unpaid, the Credit Commitment shall be outstanding or any Borrowers’ Liabilities shall be outstanding, the Borrowers, each Guarantor and CARS, as applicable, will comply with the following requirements, unless GMAC shall otherwise consent in writing:

     Section 5.01 Financial Statements. The Borrowers shall deliver to GMAC the following:

          (a) As soon as available, copies of the periodic Form 10-Q quarterly report or comparable successor report filed by CARS with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of CARS beginning with the quarter ending March 31, 2003, CARS shall immediately deliver to GMAC an internally-prepared balance sheet of CARS and its Subsidiaries on a consolidated and consolidating basis as at the end of such quarter and the related statements of operations and statements of cash flows of CARS and its Subsidiaries on a consolidated and consolidating basis for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP (other than footnotes thereto), by the chief financial officer of CARS;

          (b) As soon as available, copies of the Form 10-K Annual Report or comparable successor report filed by CARS with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within ninety (90) days after the close of each fiscal year of CARS, CARS shall immediately deliver to GMAC a balance sheet and the related consolidated and consolidating statements of operations and stockholders’ equity and consolidated and consolidating statements of cash flows of CARS and its Subsidiaries on a consolidated and consolidating basis as of the end of such fiscal year, fairly and accurately presenting the financial condition of CARS and its Subsidiaries on a consolidated basis as at such date and the results of operations of CARS and its Subsidiaries for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by a big-four accounting firm or an accounting firm acceptable to GMAC in its reasonable discretion;

          (c) If requested by GMAC, copies of the balance sheet of each lessee (the “Lessee”) of each parcel of Mortgaged Property as at the end of each fiscal quarter of each Lessee, and the related statements of income, changes in equity and cash flows for such quarter and for the period from the beginning of the then current Fiscal Year through the end of such quarter, certified as true and correct by such Lessee, to the extent received by any Borrower or Guarantor, as applicable;

          (d) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting CARS or any Loan Party, which seek a monetary recovery against CARS or any Loan Party in excess of $5,000,000, or otherwise having a material adverse effect on the financial condition, business or operations of CARS or the Loan Parties taken as a whole;

          (e) As promptly as practicable (but in any event not later than five (5) business days) after any Loan Party obtains knowledge of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with the passage of time or the giving of notice, or both, notice of such occurrence, together with a detailed statement by such Loan Party of the steps being taken by such Borrower to cure the effect of such event;

          (f) As soon as practicable and in any event within thirty (30) days after any Loan Party knows or has reason to know that any Reportable Event with respect to any plan has occurred, the statement of such Loan Party setting forth details as to such Reportable Event and the action which such Loan Party proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (g) Concurrently with the financial statements delivered to GMAC in connection with Sections 5.01(a) and (b) above, a report in form and substance acceptable to GMAC which summarizes the status of all Construction Projects in progress including, but not limited to, expenditures to date, estimated expenditures required for completion and the anticipated completion date; and

          (h) Such other information respecting the financial condition and results of operations of CARS, each Loan Party and each Construction Project as GMAC may from time to time reasonably request.

     GMAC is hereby authorized to deliver a copy of any such financial or other information delivered hereunder to GMAC (or any affiliate of GMAC), to any governmental authority having jurisdiction over GMAC pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any obligation of any Loan Party permitted by this Agreement.

     Section 5.02 Books and Records; Inspection and Examination. CARS and each Loan Party will keep accurate books of record and account for itself in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon prior written request of GMAC, will give any representative of GMAC access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties (including, but not limited to, performing environmental testing on any parcel of Mortgaged Property at the Loan Parties’ expense (but only if GMAC has reasonable cause to believe such environmental testing is necessary), subject to any reasonable restrictions under the lease governing such Mortgaged Property) and to discuss its affairs, finances, accounts and the status of each Construction Project or Acquisition with any of its principal officers, all at such times during normal business hours and as often as GMAC may reasonably request.

     Section 5.03 Compliance with Laws. Each Loan Party will comply with, and cause any tenant of Mortgaged Property to comply with, the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition.

     Section 5.04 Payment of Taxes and Other Claims. Each Loan Party will pay or discharge, or cause any tenant of Mortgaged Property to pay or discharge, all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of any Loan Party; provided, that no Loan Party shall be required to pay, or cause any third party to pay, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate legal proceedings.

     Section 5.05 Maintenance of Properties. Each Loan Party will keep and maintain, or cause any tenant of Mortgaged Property to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order.

     Section 5.06 Insurance. Each Loan Party will keep or cause the applicable tenant to keep all of such Loan Party’s insurable properties adequately insured at one hundred percent (100%) of their replacement cost at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated. At a minimum, each Loan Party will maintain, or cause any tenant of Mortgaged Property to maintain, upon and relating to the Mortgaged Property and each Construction Project, as applicable, the following policies of property, liability and casualty insurance, such insurance policies to be in a form and with coverages and exclusions reasonably satisfactory to GMAC:

          (a) General public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property.

          (b) Insurance under all applicable workers’ compensation laws (or in the alternative, maintain required reserves if self-insured for workers’ compensation purposes) and against loss by reason of business interruption, such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated.

          (c) Prior to the engagement of any Construction Project and prior to construction of any improvements being conducted on the Mortgaged Property or any other properties that secure loans made by GMAC, an “all-risk”, completed value, non-reporting builder’s risk insurance policy or policies that provide coverage similar to the foregoing must be submitted to GMAC. This policy must be from a company and in an amount satisfactory to GMAC, must have a vandalism and malicious mischief endorsement and must be sufficient to avoid the application of any co-insurance provisions, must include provisions for a minimum 30-day advance written notice of any intended policy cancellation or non-renewal, and must designate GMAC as mortgagee and loss payee in a standard mortgagee endorsement.

          (d) Each Loan Party covenants to maintain or cause to be maintained, by the Loan Parties and, during the term of each Construction Project and during the construction of any improvements on any Mortgaged Property or any other properties that secure loans made by GMAC, by the general contractor, general accident and commercial general liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Mortgaged Property and each parcel of Project Property. The policies must be in amounts satisfactory to GMAC. The contractor’s policy must include worker’s compensation coverage in an amount sufficient to satisfy statutory requirements.

          (e) For any improvement on the Mortgaged Property or any Project Property which secures other loans made by GMAC, and after completion of any construction and in replacement of the builder’s risk coverage under Subparagraph 5.06(c) above, an “all-risk” permanent property insurance policy must be in effect, and an original certificate from the issuing insurance company evidencing that the policy is in full force and effect must be submitted to GMAC. The policy must be in an amount satisfactory to GMAC, must eliminate all co-insurance provisions, must include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement, must include a Sinkhole Endorsement, if appropriate, must include provisions for a minimum 30-day advance written notice to GMAC of any intended policy cancellation or non-renewal, and must designate GMAC as mortgagee and loss payee in a standard mortgagee endorsement, as its interest may appear.

          (f) Rent loss/business interruption insurance as to any buildings or structures now or hereafter comprising a part of the Mortgaged Property. The policy must be from a company and in an amount satisfactory to GMAC and must include provisions for a minimum 30-day advance written notice to GMAC of any intended policy cancellation or non-renewal.

          (g) If, and to the extent that, the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards as defined in the Federal Flood Disaster Protection Act of 1973, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, the Loan Parties shall carry flood insurance with respect to the improvements located on such Mortgaged Property and in an amount not less than the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the “insurance purchase” requirement of that Act.

          (h) If, and to the extent that, the Mortgaged Property or any Project Property is located within an area that has been or is hereafter designated or identified as an area having special earthquake hazards, the Loan Parties shall carry, if required by GMAC, earthquake insurance in such amounts as GMAC shall require.

          (i) Each such liability insurance policy shall name GMAC as an additional insured party with respect to the Mortgaged Property, and each such property insurance policy shall name GMAC as a loss payee subject to the rights of any tenant under leases approved by GMAC, and shall provide by way of endorsements, riders or otherwise that (i) proceeds will be payable to GMAC as its interest may appear; (ii) GMAC will be loss payee for all proceeds payable if the proceeds payable are equal to or greater than Five Hundred Thousand Dollars ($500,000) in amount on a per occurrence or claim basis, and such proceeds shall be made available to the Loan Parties if such proceeds are less than Five Hundred Thousand Dollars ($500,000) so long as no Event of Default shall have occurred; (iii) such insurance policy shall be renewed, if renewal is available, and shall not be canceled and further, shall not be endorsed, altered or reissued to effect a change in coverage in any manner materially adverse to GMAC, for any reason and to any extent whatsoever unless such insurer shall have first given GMAC thirty (30) days’ prior written notice thereof; (iv) such insurance policy shall not be impaired by any act or neglect of the Loan Parties or any use of the Mortgaged Property for purposes more hazardous than are permitted by such policy; and (v) GMAC may, but shall not be obliged to, without waiving or releasing any obligation or default by any Loan Party hereunder following notice, make premium payments and take any other action with respect thereto which GMAC deems advisable to prevent any nonrenewal, cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same. All sums so disbursed by GMAC, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by the Loan Parties to GMAC, shall bear interest until paid in full at the interest rate per annum equal to then applicable Interest Rate and shall be additional obligations hereunder secured by the Collateral.

          (j) The Loan Parties may maintain the insurance coverages required hereunder under a blanket policy or policies. GMAC shall be furnished with the original certificate of insurance and a copy of the policy, if requested by GMAC (or an original certificate and a copy of the blanket policy or such other form as may be acceptable to GMAC with respect to such insurance) coincident with the execution of this Agreement and each Note and satisfactory evidence of renewal thereof not less than thirty (30) days prior to the expiration of the initial or each preceding renewal policy together with receipts or other evidence that the premiums thereon have been paid, with the original of each renewal policy or a certificate with a duplicate of such renewal policy to follow as soon as available or, in any such case, an appropriate broker’s certificate in respect thereto. Upon request by GMAC, the Loan Parties shall furnish to GMAC a statement certified by the Loan Parties of the amounts of insurance maintained in compliance with this Section 5.06, a general description of the risks covered by such insurance and of the insurance company or companies which carry such insurance. In addition, the Loan Parties will promptly comply or cause Tenants to promptly comply in all material respects with any requirements of any insurer of any portion of the Mortgaged Property or any Project Property and any and all rules and regulations of any insurance commission or board of fire underwriters having jurisdiction over the Mortgaged Property or any Project Property.

     Section 5.07 Restoration Following Casualty. If any acts or occurrences of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, shall result in damage to or loss or destruction of the Mortgaged Property or any Project Property in excess of Five Hundred Thousand Dollars ($500,000.00), the Loan Parties will give prompt notice thereof to GMAC. If the cost to fully pay for the restoration, repair or replacement (hereinafter called the “Work”) of the Mortgaged Property is less than Five Hundred Thousand Dollars ($500,000) in the aggregate, the insurance proceeds shall be made available to the Loan Parties to restore, repair, replace or rebuild the Mortgaged Property, so long as no Default or Event of Default shall have occurred. If (a) the cost to fully pay for the Work is equal to or greater than Five Hundred Thousand Dollars ($500,000), (b) there are sufficient insurance proceeds or sufficient other amounts available to the Loan Parties to fully pay for the work and the projected appraised value of the Mortgaged Property upon completion of the Work is equal to or greater than the appraised value of the Mortgaged Property immediately prior to the casualty, (c) no Event of Default shall have occurred and be continuing, (d) neither the Loan Parties nor the tenant leasing the Mortgaged Property has elected to terminate the Lease of the Mortgaged Property pursuant to the Lease and confirmation of the same has been delivered to GMAC, (e) the Loan Parties have received and are entitled to continue to receive full rental payments under the Lease throughout the period of the Work up to one year after the date of the damage or destruction, whether such payments are made by the tenant or from rental or business interruption insurance proceeds, (f) all parties having operating, management or franchise interests in, and arrangements concerning, the Mortgaged Property agree that they will continue their interests and arrangements for the contract terms then in effect following the restoration or repair, (g) the Loan Parties present sufficient evidence to GMAC that the damaged property will be restored within eighteen months after the date of the damage or destruction and (h) GMAC will not incur any liability to any other person as a result of such use or release of insurance proceeds, then the Loan Parties and its tenant or tenants of such damaged or destroyed Mortgaged Property will so certify to GMAC, and will certify that it will, and shall, within 30 days following reaching an agreement with the insurer under the casualty insurance policy relating thereto with regard to the disbursement of insurance proceeds commence and thereafter continue diligently to completion, to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by the Loan Parties in their business judgment. If the conditions set forth in such certificate of the Loan Parties are not satisfied with respect to a casualty, or if the Loan Parties fail to deliver such a certificate to GMAC within 90 days following the casualty, or if the Loan Parties shall otherwise fail to restore, repair, replace or rebuild such Mortgaged Property as provided herein, the insurance proceeds related thereto shall be promptly paid to GMAC and applied to the outstanding balance of the Borrowers’ Liabilities.

     Section 5.08 Application of Proceeds. Insurance proceeds to be used for Work, which proceeds are equal to or greater than Five Hundred Thousand Dollars ($500,000) (the “Insurance Proceeds Threshold Amount”) on a per occurrence or claim basis, initially shall be paid to GMAC, and shall be paid out by GMAC to the Loan Parties from time to time as the Work progresses, subject to the following conditions: (a) prior to the commencement thereof (other than Work to be performed on an emergency basis to protect the Mortgaged Property or prevent interference therewith), an architect or engineer, reasonably approved by GMAC, shall be retained by the Loan Parties (at the Loan Parties’ expense) and charged with the supervision of the Work; (b) each request for payment by the Loan Parties shall be made on ten (10) days prior notice to GMAC and shall be accompanied by a certificate by an executive officer of the Loan Parties, stating that: (i) all of the Work completed has been completed in substantial compliance with the plans and specifications therefor; (ii) the sum requested is justly required to reimburse the Loan Parties for payments by the Loan Parties to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work; and (iii) when added to all sums previously paid out by the Loan Parties, the sum requested does not exceed the value of the Work completed to the date of such certificate; (c) the amount of insurance proceeds remaining in the hands of GMAC or remaining to be disbursed by the applicable insurance company, plus any further reserves agreed to be maintained by the Loan Parties in conformity with GAAP in connection with the Work, will in GMAC’s reasonable judgment be sufficient to complete the Work; (d) each request shall be accompanied by certification by an executive officer of the Loan Parties or copies of waivers of Lien reasonably satisfactory in form and substance to GMAC covering that part of the Work for which payment or reimbursement is being requested; provided, however, that in the event it is customary practice not to grant such waivers prior to the making of such payments, the Loan

Parties shall have obtained affidavits from the parties requesting such payment (i) stating the amount then due and (ii) promising the delivery of the waiver upon the making of the payment; (e) an Event of Default has not occurred and is not continuing since the hazard, casualty or contingency giving rise to payment of the insurance proceeds occurred; (f) in the case of the request for the final disbursement, such request is accompanied by a copy of any certificates of occupancy or other certificate required by any legal requirement to render occupancy of the damaged portion of the Mortgaged Property lawful; and (g) if, in GMAC’s reasonable judgment, the amount of such insurance proceeds will not be sufficient to complete the Work (which determination may be made prior to or from time to time during the performance of the Work), the Loan Parties shall maintain adequate reserves in conformity with GAAP equal to an amount of money which when added to such insurance proceeds will be sufficient, in GMAC’s reasonable judgment, to complete the Work. Insurance proceeds to be used for Work, which proceeds are less than the Insurance Proceeds Threshold Amount on a per occurrence or claim basis, initially shall be paid to the Loan Parties and shall be used by the Loan Parties to perform such Work in accordance with its certificate delivered pursuant to Section 5.07, with any excess thereof used to repay the Borrowers’ Liabilities in accordance with Section 5.07. In the event the Loan Parties elect to restore, repair, replace or rebuild the Mortgaged Property and subsequently fail to comply with any of the conditions set forth herein to disbursement of insurance proceeds, any proceeds remaining to be disbursed, whether held by the Loan Parties, GMAC or an insurance company, shall be paid to GMAC and, at its option, applied to the outstanding balance of the Borrowers’ Liabilities. Notwithstanding the foregoing, if the Project Property (i) is not the Mortgaged Property or (ii) does not secure any other loan made by GMAC, the insurance proceeds shall be released directly to such Loan Party that is the fee owner of the Project Property, provided that all such insurance proceeds shall be used for rebuilding the Project Property and any excess insurance proceeds shall be paid to GMAC and credited against the Loans and other outstanding amounts due from Borrowers to GMAC.

     Section 5.09 Financial Covenants.

          (a) Minimum Debt Service Coverage Ratio. CARS shall maintain a consolidated Debt Service Coverage Ratio of at least 1.40:1.0 measured as of December 31 of each year.

          (b) Maximum Debt to Total Assets Ratio. CARS shall not permit its Debt to Total Assets Ratio to exceed more than seventy-five percent (75%) at any time, measured as of December 31 of each year.

     Section 5.10 Use of Mortgaged Property. Each parcel of Mortgaged Property will be used, or intended for use, primarily as a facility for the sale or repair of motor vehicles by the lessee of the Mortgaged Property, except as otherwise permitted under the Leases.

     Section 5.11 Condemnation — General. Promptly following the date on which an executive officer of any Loan Party obtains knowledge of the institution of any proceeding for the condemnation of all or any portion of the Mortgaged Property or any Project Property, the Loan Parties shall notify Trustee and GMAC of such fact. The Loan Parties shall then, unless GMAC waives this requirement, file or defend its claim in respect of such proceeding and prosecute same with due diligence to its final disposition. The Loan Parties may be the nominal party in such proceeding but GMAC shall be entitled to participate in same and to be represented therein by counsel of its own choice in the event of a condemnation of all or part of the Mortgaged Property with a value estimated to be in excess of One Hundred Thousand Dollars ($100,000), and such Loan Party will deliver or cause to be delivered to GMAC such instruments as may be reasonably requested by it from time to time to permit such participation. All proceeds received from any such condemnation proceeding relating to Mortgaged Property with a value estimated to be in excess of $100,000 shall be paid to GMAC and, except as provided in Section 7.2, applied to reduce the outstanding balance of the Borrowers’ Liabilities. In the event the cost to fully pay for the restoration, repair or replacement of any Mortgaged Property is less than One Hundred Thousand Dollars ($100,000) in the aggregate, the condemnation proceeds shall be forwarded to the Loan Parties, so long as no Event of Default shall have occurred. In the event (a) no Event of Default shall have occurred and be continuing, (b) only a portion of such Mortgaged Property is taken, (c) the Loan Parties elect to rebuild, restore or repair the remaining portion of such Mortgaged Property, (d) the cost of the rebuilding, restoration or repair reasonably estimated by GMAC shall exceed One Hundred Thousand Dollars ($100,000) but be less than One Million Dollars ($1,000,000) ($1,000,000 being the “Condemnation Threshold Amount”), (e) there are sufficient proceeds or other amounts available to the Loan Parties to fully pay for the rebuilding, restoration or repair of such Mortgaged Property and the projected appraised value of such Mortgaged Property upon completion of the same is equal to or greater than the appraised value of such Mortgaged Property immediately prior to the condemnation, (f) neither the Loan Parties nor the lessee leasing such Mortgaged Property has elected to terminate the Lease pursuant to the Lease and confirmation of the same has been delivered to GMAC, (g) the Loan Parties have received and are entitled to continue to receive full rental payments under the Lease through the period of rebuilding, restoration or repair, whether such payments are made by the lessee or from rental or business interruption insurance proceeds, (h) all parties having operating, management or franchise interests in, and arrangements concerning, such Mortgaged Property agree that they will continue their interests and arrangements for the contract terms then in effect following the restoration, (i) all parties, having commitments to provide financing with respect to such Mortgaged Property, to purchase the Loan Parties’ interest in full or in part in such Mortgaged Property or to purchase the Borrowers’ Liabilities agree in a manner satisfactory to GMAC that their commitments will continue in full force and effect and, if necessary, the expiration of such commitments will be extended by the time necessary to complete the restoration, (j) the Loan Parties present sufficient evidence to GMAC that the applicable Mortgaged Property will be restored to an architectural whole prior to the Maturity Date and (k) GMAC will not incur any liability to any other person as a result of such use or release of proceeds, then the Loan Parties will so certify to GMAC, and will certify that the Loan Parties will and shall continue diligently to completion to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such condemnation with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by the Loan Parties in their business judgment. With the certification described in the preceding sentence, then the Loan Parties shall deliver to GMAC plans and specifications for such rebuilding, restoration or repair; and the Loan Parties shall thereafter commence the rebuilding, restoration or repair in accordance with the plans and specifications required pursuant to the preceding provisions within sixty (60) days after the date of the disbursement of the award or settlement, and complete same to the satisfaction of GMAC within a reasonable time thereafter. In the event each of the conditions set forth above in the first sentence of this Section are satisfied except that the cost of rebuilding, restoration or repair is in excess of the Condemnation Threshold Amount, the above provisions shall apply except that the proceeds shall be paid to GMAC and disbursed in accordance with Section 5.06 (with all references to insurance proceeds being revised to refer to condemnation proceeds). Upon completion of such rebuilding, restoration and repair in accordance with the preceding provisions, the Loan Parties may apply such amount or settlement to the costs of such rebuilding, restoration or repair. If (i) there is a total condemnation of the applicable Mortgaged Property, or (ii) if the cost of rebuilding, restoration or repair is reasonably estimated to be in excess of One Million Dollars ($1,000,000), or (iii) if the Loan Parties elect not to rebuild, restore or repair as specified above, or (iv) the requirements set forth above for rebuilding, restoration or repair after a partial condemnation are not met to GMAC’s satisfaction, then the Loan Parties shall pay to GMAC such award or settlement to be applied to reduce the outstanding balance of the Borrowers’ Liabilities.

     Section 5.12 Leases. (a) Each Loan Party shall promptly and fully keep, observe and perform, or cause to be kept, observed and performed, all of the material terms, covenants, provisions and agreements imposed upon or assumed by any Loan Party under any Lease, now or hereafter in effect, including any amendments or supplements to such Leases covering any part of any Mortgaged Property that is affected by the terms, covenants, provisions and agreements imposed upon or assumed by any Loan Party in such Leases and no Loan Party will do or fail to do, or permit or fail to permit to be done, any act or thing, the doing or omission of which will give any party a right to terminate any of such Leases or, in the case of any tenant, to abate the rental or other material payment due thereunder;

          (b) If any Loan Party shall, in any manner, fail to comply with subsection (a) above, the Loan Parties agree that GMAC may (but shall not be obligated to) take, upon ten (10) days’ written notice to Representative (or upon lesser notice, or without notice, if GMAC reasonably deems that the same is required to protect its interest in any parcel of Mortgaged Property), any action which GMAC shall reasonably deem necessary or desirable to keep, observe and perform or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon any parcel of Mortgaged Property or Project Property, as applicable, and take all action thereon as may be necessary therefor, or to prevent or cure any default by any Loan Party in the performance of or compliance with any of any Loan Party’s covenants or obligations under said Leases. GMAC may rely on any notice of default received from any tenant unless, in connection with any such default or alleged default the Loan Parties in good faith notify GMAC of the Loan Parties’ election to contest such default by appropriate procedures and diligently pursues such contest. The Loan Parties shall promptly deliver to GMAC a copy of any notice relating to defaults received from any tenant that is a party, or the trustee, receiver or successor for or to a party, to any of said Leases. GMAC may expend such sums of money as are reasonable and necessary for any such purposes, and the Loan Parties hereby agrees to pay to GMAC, immediately upon demand, all sums so expended by GMAC, together with interest thereon from the date of such payment at the Default Rate, and until so paid by the Loan Parties, all sums so expended by GMAC and the interest thereon shall be added to Borrowers’ Liabilities secured by the Mortgages; and

          (c) No Loan Party shall, without the prior written consent of GMAC, which consent shall not be unreasonably withheld, conditioned or delayed, terminate, cancel, or enter into any amendment reducing the rent payable under or remaining term of any Lease of any part or any parcel of Mortgaged Property or Project Property or release any guarantor or any other party liable under any such Lease. Provided that the Loan Party has furnished GMAC with all documents and information reasonably requested by GMAC to review and evaluate such request for consent, GMAC shall make a good faith effort to respond to such request within ten (10) business days after the date that all requested documents and information have been delivered to GMAC. Notwithstanding the foregoing and except as prohibited above, a Loan Party may enter into any other amendment to any Lease, consent to the assignment of any Lease, or consent to the sublease of all or part of any Mortgaged Property or Project Property without the prior written consent of GMAC.

     Section 5.13 Construction Responsibilities. The Loan Parties shall construct the improvements or cause the improvements to be constructed in a good and workmanlike manner according to the plans and specifications and the recommendations of any soils engineer set forth in a report delivered to GMAC prior to the initial disbursement or specifically approved by GMAC in writing thereafter. The Loan Parties shall comply or cause the compliance with all applicable laws, ordinances, rules, regulations, building restrictions, orders, permits, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Project Property or improvements thereon. The Loan Parties shall be solely responsible for all aspects of the Loan Parties’ business and conduct in connection with each Construction Project and improvements, including, without limitation, for the quality and suitability of the plans and specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. GMAC is not obligated to supervise, inspect or inform the Loan Parties or any third party of any aspect of the construction of the improvements or any other matter referred to above. The Loan Parties shall remedy, in a manner satisfactory to the municipality and to GMAC, such portions or aspects of the construction contemplated herein as may be determined to be not substantially in compliance with the approved plans and specifications or any laws, ordinances, orders, permits, contracts, subcontracts, bills, and statements of the Loan Parties relating to the Project Property.

     Section 5.14 Completion of Improvements. Cause each Construction Project to be carried on continuously and cause the improvements to be completed not later than eighteen (18) months from the date of the initial advance. The improvements will be constructed entirely on the applicable Project Property and will not encroach upon or overhang any easement or right of way, nor upon the land of others, and the improvements when erected shall be wholly within the building restrictions lines, however established, and will not violate applicable use or other restrictions contained in prior conveyances or applicable protective covenants or restrictions. All utility lines, septic systems and streets serving the Project Property will be completed in accordance with any health department standards and other applicable regulations of any governmental agency having jurisdiction. The Loan Parties will promptly correct or cause to be corrected any structural defect in the improvements or any departure from the plans and specifications not previously approved by GMAC.

     Section 5.15 Payment of Costs. Promptly pay or cause to be paid all construction bills when due and keep the Project Property at all times free and clear of all liens and encumbrances.

     Section 5.16 Additional Advances. Advance or cause to be advanced any sum or sums required for the construction of the improvements relating to each Construction Project over and above the proceeds of the applicable Construction Loans.

ARTICLE VI

NEGATIVE COVENANTS

     So long as any Note shall remain unpaid, GMAC shall have any Credit Commitment hereunder or any Borrowers’ Liabilities shall be outstanding, each Loan Party agrees that, without the prior written consent of GMAC:

     Section 6.01 Consolidation and Merger. No Loan Party shall (i) dissolve or liquidate or materially amend or modify its Organizational Documents; (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired) to any Person; provided, however, that (a) the foregoing restriction of this clause (ii) shall not apply to Capital (except to the extent prohibited by clause (iii) below) and (b) assets may be transferred from one Loan Party to another Loan Party and any such transfers involving Mortgaged Property may only be made upon the receipt by GMAC of agreements, instruments and documents deemed necessary by GMAC to protect its interest hereunder; (iii) alone or together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any Loan Party (whether now owned or hereafter acquired) to any Person except as otherwise permitted herein or by the Mortgage; (iv) sell, convey or pledge or encumber any of its capital stock, equity interests, or the securities to any Person; provided, however, that the foregoing restriction of this clause (iv) shall not apply to Capital (except to the extent an Event of Default arises under Section 7.01(g) below); (v) engage in any transaction out of the ordinary course of business; or (vi) merge or consolidate with any Person, provided, however, that a Real Estate Subsidiary may merge with another Loan Party upon receipt by GMAC of such agreements, instruments and documents deemed necessary by GMAC to protect its interest hereunder and its security interest in all Mortgaged Property.

     Section 6.02 Restrictions on Further Encumbrances or Indebtedness on Real Estate. No Loan Party will create or suffer to exist, any Lien, other charge or encumbrance or permit any other Indebtedness to be incurred through non-GMAC financing with respect to any now owned or hereafter acquired Mortgaged Property, other than (a) the liens of GMAC created under the Loan Documents and (b) leasehold trusts or mortgages permitted under the terms of applicable tenant Leases which do not adversely impact GMAC’s interest in the Mortgaged Property.

     Section 6.03 Management Fees. No Loan Party shall pay any management, service, consulting or similar fee (i) upon the occurrence of an Event of Default or (ii) in excess of one percent (1%) of total rental income for any parcel of Mortgaged Property; provided, however, that GMAC reserves the right to require any recipient of such fees and any applicable Loan Party deemed necessary by GMAC to enter into a subordination agreement in the form of Exhibit I attached hereto and made a part hereof (and otherwise in form and substance acceptable to GMAC).

ARTICLE VII

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

     Section 7.01 Events of Default. “Events of Default,” wherever used herein, means any one of the following events:

          (a) Default in the payment of any interest on any Note or this Agreement when it becomes due and payable or default in payment of the principal of any Note or this Agreement when it becomes due and payable, in each case if such default continues for five (5) days after written notice from GMAC;

          (b) Any representation or warranty made by any Loan Party in this Agreement or by any Loan Party (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement or application related to this Agreement, shall prove to have been incorrect in any material respect when made;

          (c) (i) a default in the performance, or breach, of any material covenant or agreement of any Loan Party in this Agreement or in the Other Agreements or (ii) a default in the performance, or breach, of any non-material covenant or agreement of any Loan Party in this Agreement or in the Other Agreements and, in each of clause (i) and (ii) above, such default continues after twenty (20) days written notice from GMAC, provided, however, that if such default described in clause (ii) above is curable and the Loan Parties are diligently proceeding toward a cure, such twenty (20) days will be extended to sixty (60) days;

          (d) CARS or any Loan Party shall be adjudicated bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or CARS or any Loan Party shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of CARS or such Loan Party and such appointment shall continue undischarged for a period of sixty (60) days; or a petition shall be filed by CARS or any Loan Party under the United States Bankruptcy Code naming CARS or any Loan Party as debtor thereunder or any such petition shall be filed against CARS or any Loan Party and shall remain undismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of CARS or any Loan Party and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

          (e) The rendering against CARS or any Loan Party of a final judgment, decree or order for the payment of money in excess of $5,000,000 or such other amount having a material adverse effect on CARS or any Loan Party, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution;

          (f) Any Reportable Event, which GMAC determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing sixty (60) days after written notice to such effect shall have been given to the Representative by GMAC; or any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

          (g) (i) any Person other than CARS shall hold more than 49% of the limited or general partnership interests in Capital, (ii) any Person other than CARS shall be a general partner of Capital or (iii) any Person other than Capital or CARS (or a Subsidiary of either of Capital or CARS) shall be a manager or general partner of any Loan Party;

          (h) Any Guaranty shall cease to be in full force and effect or any Guarantor (or any Person by, through or on behalf of any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Guaranty; or

          (i) any “Event of Default” shall occur under the Revolving Credit Agreement.

     Section 7.02 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of GMAC, GMAC may exercise any or all of the following rights and remedies:

          (a) GMAC may, by notice to the Representative, declare the Credit Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) GMAC may, by notice to the Representative, declare the entire unpaid principal amount of each Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon each Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower;

          (c) GMAC may, without notice to any Borrower and without further action, apply any and all money owing by GMAC to any Borrower to the payment of the principal amounts of each Note then outstanding, including interest accrued thereon, and of all other sums then owing by the Borrowers hereunder, all in such order as GMAC shall determine; and

          (d) GMAC may exercise and enforce its rights and remedies under this Agreement and the Other Agreements and any and all other rights and remedies available under law or at equity.

ARTICLE VIII

MISCELLANEOUS

     Section 8.01 No Waiver; Cumulative Remedies. No failure or delay on the part of GMAC in exercising any right, power or remedy hereunder or under the Other Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any Mortgage. The remedies herein and in the Other Agreements provided are cumulative and not exclusive of any remedies provided by law.

     Section 8.02 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, or the Other Agreements or consent by any Loan Party to any departure therefrom shall be effective unless the same shall be in writing and signed by GMAC and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

     Section 8.03 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder and under the Other Agreements shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by confirmed facsimile (with a copy sent via mail in the aforesaid manner) to the applicable party at its address indicated below:

If to any Borrower:

Capital Automotive L.P.
8270 Greensboro Drive, Suite 950
McLean, Virginia 22102
Attn: Treasurer and General Counsel
Telecopy No. (703) 288-3375

With a copy to:

Winston & Strawn
1400 L Street NW
Washington DC 20005-3502
Attn: Richard F. Williamson, Esq.
Telecopy No. (202) 371-5950

If to GMAC:

General Motors Acceptance Corporation
Mail Code B10-C76
200 Renaissance Center
Detroit, Michigan 48265-2000
Attn: David E. Ehlers
Telecopy No. (313) 974-7683

With a copy to:

Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street
Chicago, Illinois 60601
Attn: Michael A. Nemeroff, Esq.
Telecopy No. (312) 609-5005

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when received, be effective.

     Section 8.04 Costs and Expenses. The Loan Parties agree to pay on demand all costs and expenses of GMAC in connection with the preparation of this Agreement and the Other Agreements (and all subsequent transactions and Loans contemplated hereby), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for GMAC with respect thereto. The Loan Parties further agree to pay on demand all out-of-pocket expenses of legal counsel retained by GMAC in connection with the enforcement of this Agreement and the Other Agreements and documents to be delivered hereunder and thereunder.

     Section 8.05 Execution in Counterparts. This Agreement and the Other Agreements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or the Other Agreements, as the case may be, taken together, shall constitute but one and the same instrument.

     Section 8.06 Binding Effect; Assignment. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of each Borrower and GMAC and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of GMAC.

     Section 8.07 Governing Law. This Agreement and the Other Agreements (except to the extent specifically set forth in any such Other Agreement) shall be governed by, and construed in accordance with, the laws of the State of Michigan without regard to conflict of laws principles.

     Section 8.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 8.09 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.10 Venue and Waiver of Jury Trial. The parties agree that all actions or proceedings arising in connection with this Agreement and the Other Agreements shall be tried and litigated only in the state and federal courts located in the State of Michigan or, at the sole option of GMAC, in any other court in which GMAC shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. All the parties to this Agreement waive any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 8.10. All the parties to this Agreement hereby further jointly and severally waive any right to trial by jury with respect to any action, claim, suit or proceeding in respect of or relating to this Agreement or any Other Agreement and/or any relationship between GMAC and any Borrower.

     Section 8.11 Indemnification by Loan Parties. The Loan Parties hereby agree, jointly and severally, to indemnify, defend and hold GMAC, and its directors, officers, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them, whether direct, indirect or consequential, arising out of or by reason of any litigation, investigations, claims or proceedings (whether based on any federal, state or local laws or other statutes or regulations, including, without limitation, securities, environmental or commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) commenced or threatened, which arise out of or are in any way based upon the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any Other Agreement, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel reasonably incurred in connection with any such litigation, investigation, claim or proceeding, provided that the Loan Parties shall have no obligation hereunder with respect to indemnified liabilities arising from (i) any claim by GMAC which arises solely from the actions or omissions to act of GMAC and was not caused by any breach of this Agreement or any Other Agreement by any Loan Party, or (ii) the gross negligence or willful misconduct of GMAC or any of its agents, designees or attorneys in fact. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Loan Parties shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by GMAC. If, at the time of the payment in full of Borrowers’ Liabilities, any claim or claims are pending or threatened against GMAC, or its directors, officers, agents, employees or counsel, the foregoing indemnity shall survive the payment of Borrowers’ Liabilities and the termination of this Agreement, and Capital hereby agrees to remain fully liable to GMAC for the indemnity obligation with respect to such claim. All of the foregoing costs and expenses shall be part of Borrowers’ Liabilities, payable upon demand, and secured by the Mortgaged Property.

     Section 8.12 Joint and Several Liability. Each Borrower acknowledges and agrees that this Agreement has been entered into as an agreement among Borrowers and GMAC for the benefit of, and at the request of, Borrowers, jointly and severally. Except as specifically set forth herein, the liability of each Borrower under this Agreement and the other agreements in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of GMAC’s rights and remedies hereunder or at law, GMAC may proceed under this Agreement and the other agreements against any one or more of the Borrowers in its absolute and sole discretion for any of the obligations of the Borrowers or any other liability or obligation of the Borrowers arising hereunder.

     Section 8.13 Reimbursement Among Borrowers. To the extent that any Borrower other than Capital shall be required to pay a portion of any Borrower’s Liabilities created under this Agreement of any other Borrower which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess pro rata, based on their respective net worth as of the date hereof. This Section 8.13 is intended only to define the relative rights of the Borrowers among the Borrowers and nothing set forth in this Section 8.13 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay the obligations of the Borrowers to GMAC as and when the same shall become due and payable in accordance with the terms hereof.

     Section 8.14 Appointment of Capital as Representative. Each Borrower hereby jointly and severally appoints Capital, with full power of substitution, as agent and attorney-in-fact for all Borrowers (in such capacity, the “Representative”), with full authority to receive or provide notices on behalf of each Borrower and to execute and deliver on behalf of any or all Borrowers (in the name of Capital as Representative hereunder and/or the name of such Borrowers) any modifications, alterations, amendments or waivers of this Agreement or any Other Agreement and to take any other action and execute any other instrument or document on behalf of and in the name of any Borrower as shall be deemed appropriate by Representative. The Borrowers hereby jointly and severally ratify and approve all actions taken, and documents or instruments executed and delivered, by Representative on behalf of any of them hereunder.

[SIGNATURE PAGE FOLLOWS]

(Signature page to Construction Credit Agreement)

     IN WITNESS WHEREOF, the parties hereto have caused this Construction Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GENERAL MOTORS ACCEPTANCE CORPORATION

By:	/s/ Jeffrey G. McLeod

	Its:	Vice President

CAPITAL AUTOMOTIVE L.P., a Delaware limited partnership

By:	Capital Automotive REIT, a Maryland real estate investment trust
Its: General Partner

By:	/s/ Peter C. Staaf

	Its:	Senior Vice President and Treasurer

EXHIBITS AND SCHEDULES

to

CONSTRUCTION CREDIT AGREEMENT

Schedules:

Schedule 4.04	-	Subsidiaries

Schedule 4.17	-	Environmental Matters

Exhibits:

Exhibit A	-	Form of Note

Exhibit B	-	Form of Draw Certificate

Exhibit C	-	Form of Joinder Agreement

Exhibit D	-	Form of Guaranty

Exhibit E	-	Form of Assignment of Interest In Construction Documents

Exhibit F	-	Form of Contractor Consent to Assignment

Exhibit G	-	Form of Agreement of Subordination of Lien by Contractor

Exhibit H	-	Form of Opinion of Borrower’s Counsel

Exhibit I	-	Form of Subordination Agreement

SCHEDULE 4.04
to
Construction Credit Agreement

SUBSIDIARIES

[TO BE COMPLETED BY CAPITAL]

SCHEDULE 4.17

to
Construction Credit Agreement

ENVIRONMENTAL MATTERS

[TO BE COMPLETED BY CAPITAL]

EXHIBIT A
to
Construction Credit Agreement

NOTE

$	Detroit, Michigan
Mortgaged Property Address:
,
Draw No:

     FOR VALUE RECEIVED, on or before                             [ADVANCE DUE DATE IS 18 MONTHS AFTER THE FUNDING DATE OF THE INITIAL ADVANCE OF EACH CONSTRUCTION LOAN AND 12 MONTHS AFTER THE FUNDING DATE OF EACH ACQUISITION LOAN] (or, if such day is not a Business Day, on the next following Business Day), the undersigned, Capital Automotive, L.P., a Delaware limited partnership, and                           , a                [limited liability company] [limited partnership], jointly and severally (collectively, together with their respective successors and assigns, the “Borrowers”), promise to pay to the order of GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (herein, together with its successors and assigns, “GMAC”), the maximum principal sum of                               DOLLARS ($               ) pursuant to that certain Construction Credit Agreement dated as of June 23, 2003 among the Borrowers, certain Affiliates of Borrowers and GMAC (herein, as the same may be amended, modified or supplemented from time to time, called the “Credit Agreement”) as shown in GMAC’s records. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

     The Borrowers further promise to pay to the order of GMAC interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the LIBOR Rate plus           percent (          %) as shall be determined in accordance with the provisions of the Credit Agreement. [LIBOR RATE TO BE DETERMINED AT TIME OF EXECUTION OF EACH NOTE] Accrued interest shall be payable on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at GMAC’s principal office at 200 Renaissance Center, Detroit, Michigan 48265-2000, or at such other place as may be designated by GMAC to the Borrower in writing.

     This Note is one of the Notes referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may be paid prior to its due date or may have its due date accelerated. This Note is secured by that certain Deed of Trust, Mortgage, Leasehold Mortgage, Leasehold Deed of Trust, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement of even date herewith made by Borrowers in favor of GMAC. The terms of

A-1

such Mortgage are deemed a part of and incorporated herein as though fully set forth in this Note.

     In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is binding upon the Borrowers and their respective successors and assigns, and shall inure to the benefit of GMAC and its successors and assigns. This Note is made under and governed by the laws of the State of Michigan without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the Borrowers have executed this Note as of the day and year first above written.

CAPITAL AUTOMOTIVE L.P.

By:	Capital Automotive REIT, a Maryland real estate investment trust Its: General Partner

By:
Its:

By:
Its:

Borrowers’ Address:
8270 Greensboro Drive, Suite 950
McLean, Virginia 22102

A-2

EXHIBIT B
to
Construction Credit Agreement

Form of Draw Certificate

APPLICATION AND CERTIFICATE FOR PAYMENT

DRAW REQUEST

TO:	GENERAL MOTORS ACCEPTANCE CORPORATION (“GMAC”)

FROM:	CAPITAL AUTOMOTIVE L.P. (“CAPITAL”)

PROJECT:

APPLICATION NUMBER:

PERIOD TO:

1.	GMAC Loan Amount	$
2.	Less Draw at Closing	$
3.	Less Previous Certificates for Payment	$
4.	Current Certificate	$
5.	Balance left to draw on GMAC Loan	$

The undersigned hereby certify that the following documents are available for review by GMAC upon request:

1.	Application and Certificate for Payment from Contractor.

2.	Schedule of work completed and material stored this Certificate period.

3.	Schedule of names and addresses of all of the subcontractors, architects, mechanics and materialmen who have commenced work or supplied materials or services to the property (attach subcontractor and materialmen invoices).

4.	Lien Waiver (Contractor).

5.	Waiver and Subordination of Lien (subcontractors and materialmen).

     Pursuant to the provisions of that certain Construction Credit Agreement dated June 23, 2003 among Capital, certain Real Estate Subsidiaries of Capital (collectively, the “Borrowers”) and GMAC (as amended, modified or restated from time to time, the “Construction Credit Agreement”), Borrower requests payment of the sum of $                                   in payment of the above Application and Certificate for Payment. Each Borrower certifies that the foregoing documents available for review are true and complete and in compliance with the Construction Credit Agreement and industry standards necessary to assure that the project will be free of mechanic’s liens. At the request of GMAC, Borrowers agree to provide GMAC with copies of the foregoing documents, and any other document or information requested by GMAC in connection with its review of the draw request. Each Borrower reaffirms that each of the

B-1

representations provided in the Construction Credit Agreement are true and correct as of the date hereof. Each Borrower herewith certifies it has made an on-site inspection of the work and the data comprising the above application and that, the work has progressed as indicated, the quality of the work is in accordance with the contract documents, and Contractor is entitled to payment of the amount above certified. Each Borrower acknowledges that issuance, payment and acceptance of payment are without prejudice to any rights of GMAC under the above-referenced Construction Credit Agreement.

CAPITAL AUTOMOTIVE L.P.

By:	Capital Automotive REIT, a Maryland real estate investment trust
Its: General Partner

By:
Its:

By:
Its:

Borrowers’ Address:
8270 Greensboro Drive, Suite 950
McLean, Virginia 22102

B-2

EXHIBIT C
to
Construction Credit Agreement

FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT dated                     ,                (the “Joinder Agreement”), is entered into by and among CAPITAL AUTOMOTIVE L.P., a Delaware limited partnership (“Capital”), and [NAME/STATE OF FORMATION OF OLD SUBSIDIARIES] (individually an “Old Borrower” and collectively, the “Old Borrowers”), [NAME/STATE OF INCORPORATION OF NEW SUBSIDIARY] (the “New Borrower”, together with the Old Borrowers, the “Borrowers” and individually, a “Borrower”), and GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (“GMAC”). All capitalized terms used but not defined herein, and defined in the Credit Agreement (as defined below), shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

     WHEREAS, the Old Borrowers and GMAC are parties to that certain Construction Credit Agreement dated as of June 23, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

     WHEREAS, the Borrowers have requested, and GMAC has agreed, to finance [the acquisition of a certain parcel of real property] [the construction of certain improvements on certain real property owned by the Borrowers] which will be secured by a new parcel of Mortgaged Property [owned by the New Borrower/owned by                                     (the “Guarantor”)] [TBD], subject to the terms and conditions of the Credit Agreement;

     [WHEREAS, New Borrower is a wholly-owned Subsidiary of Capital which owns the Project Property which is being [improved]/[acquired] with the proceeds of a new Loan; [and]] [TBD]

     [WHEREAS, Guarantor is a wholly-owned Subsidiary of Capital which has agreed to execute a Guaranty of even date herewith (the “Guaranty”) secured by the Mortgaged Property which Guaranty will secure the new Loan; and] [TBD]

     WHEREAS, as a condition of, and in order to consummate the Loan for [the acquisition of the Project Property] [the improvements to the [Project Property/Mortgaged Property]], New Borrower desires to become party to the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Old Borrowers, the New Borrower and GMAC agree as follows:

     1.     Joinder. The New Borrower hereby agrees to become a Borrower under the Credit Agreement and agrees to assume all obligations and be bound by all of the terms, conditions and covenants thereof all with the same effect as if such documents had been executed as of the original date of the Credit Agreement (the “Closing Date”). Concurrently with the execution of this Joinder Agreement the undersigned has become a party to the Other Agreements [LIST THOSE DOCUMENTS EXECUTED BY THE REAL ESTATE SUBSIDIARIES], and agrees to be bound thereby as if it had been a party to each such document all with the effect as if such documents had been executed on the Closing Date.

     2.     Loan Documents. Except as otherwise provided in Section 3.01 of the Credit Agreement, the following documents and information shall be delivered to GMAC, in form and substance acceptable to GMAC, concurrently with this Joinder Agreement, which shall be deemed “Other Agreements” under the Credit Agreement and for all other purposes:

          (a) Joinder Agreement. Executed original of the Joinder Agreement pursuant to which the New Borrower utilizing the proceeds of each Loan agrees to become a Borrower under the Credit Agreement.

          (b) Mortgage. The New Borrower or Guarantor, as applicable, which is the mortgagor will own the respective Mortgaged Property in fee simple and shall execute a Mortgage which when recorded will grant to GMAC a first priority security interest in each parcel of Mortgaged Property securing all present and future Loans.

          (c) Guaranty. To the extent the proceeds of any Loan are being used to improve Project Property which is not the Mortgaged Property or purchase real property that is not the Mortgaged Property, the owner of such Mortgaged Property shall execute a Guaranty.

          (d) Financing Statements. UCC fixture filings for each parcel of Mortgaged Property.

          (e) Note. Note properly executed by the New Borrower.

          (f) Use of Proceeds. (i) In the case of a Construction Loan, evidence that the proceeds of the Construction Loan shall be used for the construction of the proposed improvements to the Project Property identified by New Borrower or (ii) in the case of an Acquisition Loan, evidence that the proceeds of the Acquisition Loan shall be used to purchase the fee interest in the real property identified by New Borrower.

          (g) Title Policy. For each new parcel of Mortgaged Property, an ALTA loan policy of title insurance issued by the Title Company, with all premiums having been paid in full, with aggregate liability limits of not less than the Loan amount applicable to such Mortgaged Property, insuring GMAC’s interest under the mortgage, subject only to such defects and exceptions as will have been approved by GMAC in its sole, absolute discretion and containing such endorsements as GMAC shall require. Such title insurance policies will insure that marketable legal title is vested in fee simple absolute in the applicable Borrower, or Guarantor, that the mortgage or deed of trust constitutes a first lien on the real property securing such Loan, and that there are no recorded or unrecorded Liens encumbering such property, except such Liens as are approved in writing by GMAC.

          (h) Survey. A current ALTA survey with respect to each new parcel of Mortgaged Property, with each such survey to be certified to GMAC in form satisfactory to GMAC in its sole, absolute discretion.

          (i) Appraisal. An MAI appraisal with respect to each new parcel of Mortgaged Property (including, without limitation, a fee simple appraisal value and a leased fee appraisal value) by an appraiser acceptable to GMAC and, in form and substance acceptable to GMAC. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the Project Property, the appraisal shall appraise such property with and without the proposed improvements.

          (j) Plans and Specifications. For each Construction Loan, a complete set of plans and specifications for said improvements relating to such Construction Loan, which plans and specifications for said improvements are to be in full compliance with all building codes and ordinances of the city or county where the improvements are to be constructed and all restrictions, if any, of the subdivision where the improvements are to be constructed.

          (k) Architect’s Certificate. For each Construction Loan, a certificate of the architect preparing the plans and specifications (“Architect”) satisfactory to GMAC that:

(i) the Project Property is now, and upon construction of the improvements in accordance with the plans and specifications will be, in compliance with all applicable building and zoning laws, ordinances, rules and regulations, without regard to and independently of any other property;

(ii) any and all required licenses and permits for and approvals of the Construction Project and improvements have been or will be issued by all governmental authorities and agencies (federal, state and local) and are or will be in full force and effect; and

(iii) all utilities and municipal services necessary for the improvements are available at the Project Property, and all permissions, permits and licenses required to tie the Project Property and improvements into such utilities and services have been or will be obtained on an unconditional basis including, without limitation, all necessary telephone, electric, gas, water, sewer and drainage permits.

          (l) Cost Analysis. For each Construction Loan, a cost analysis (“Cost Analysis”) setting forth all expenses and costs which either have been incurred or Borrowers reasonably estimate will be incurred, and all reserves, if any, to be established and maintained in connection with the construction of the improvements.

          (m) Permits. For each Construction Loan, true and complete copies of any and all required licenses and permits for and approvals of the proposed improvements have been issued by all governmental authorities and agencies (federal, state and local).

          (n) Construction Contract. For each Construction Loan, a copy of the applicable site-work or construction contract with the contractor who will perform the site-work or construct the improvements (each a “Contractor”, and each construction contract a

“Construction Contract”). In addition, If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, Borrowers shall (a) execute and deliver to GMAC an Assignment of Borrower’s Interest in Construction Documents, and (b) cause to be executed by each Contractor and delivered to GMAC, a Contractor Consent and Agreement and an Agreement of Subordination of Lien by Contractor.

               (o)     Opinion. GMAC will have received an opinion of counsel as to Capital, the particular Borrower and any Guarantor prior to making any Loan.

               (p)     Environmental Assessment. An environmental assessment report (at the expense of Borrowers), including Phase I and Phase II assessments (when recommended by the Phase I assessment), from a qualified engineering firm or other qualified consultant acceptable to GMAC with respect to an environmental assessment of the new Mortgaged Property, in form and substance acceptable to GMAC including, without limitation, environmental condition of such Mortgaged Property acceptable to GMAC.

               (q)     Soil Report. If the Project Property is the new Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, an assessment of the soil comprising the Project Property performed by a licensed soil engineer reasonably satisfactory to GMAC indicating that all areas on which any improvements are to be located are either sufficient for the construction of same thereon or can be made sufficient through specific engineering and earth-moving work described therein, the cost of which is included in the Cost Analysis.

               (r)     Pay-off. Executed Pay-off Letter and evidence of the release of all Liens on each parcel of new Mortgaged Property.

               (s)     Resolutions. A certified copy of the resolutions of the Board of Directors/Managers of the respective New Borrower and Guarantor, as applicable, evidencing approval of this Agreement, the Mortgage, the Note, the Guaranty, the other Loan Documents and the other matters contemplated hereby.

               (t)     Secretary’s Certificate. A signed copy of a certificate of the Secretary or an Assistant Secretary of each New Borrower and each Guarantor, as applicable, which shall certify to (i) the Organizational Documents of such New Borrower or such Guarantor, (ii) Operating Documents of such New Borrower or such Guarantor, and (iii) the names of the officers of the New Borrower or Guarantor authorized to sign this Agreement and the Other Agreements to which such New Borrower or such Guarantor is a party and the certificates to be delivered pursuant to this Agreement, together with the true signatures of such officers. GMAC may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the applicable New Borrower or Guarantor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

               (u)     Compliance With Mechanic’s Lien Statutes. If the Project Property is the Mortgaged Property or if GMAC has made other loans that are secured by the applicable Project Property, evidence satisfactory to GMAC of the owner of the Project Property’s compliance with all applicable mechanic’s lien statutes, including the filing of a notice of commencement if applicable in the State in which the Project Property is located.

               (v)     Other Agreements. Such other documents, agreements, certificates and opinions as GMAC may request.

          3.     Representations, Warranties and Covenants of Borrowers. The Borrowers hereby jointly and severally represent and warrant to GMAC:

               a.     The execution and delivery of this Joinder Agreement, the Credit Agreement and the Other Agreements (collectively, the “Loan Documents”) and the performance by Borrowers of their obligations hereunder are within each Borrower’s powers and authority, have been duly authorized by all necessary action and do not and will not contravene or conflict with the Organizational Documents or Operating Documents of any Borrower. The Organizational Documents and Operating Documents of the Old Borrowers remain in full force and effect and have not been revoked, amended, or modified in any other manner since they were delivered to GMAC.

               b.     The Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms against Borrowers, and Borrowers expressly reaffirm each of their obligations under the Loan Documents, including, without limitation, Borrowers’ Liabilities. Borrowers further expressly acknowledge and agree that GMAC has a valid, duly perfected, first priority and fully enforceable security interest in and Lien against each parcel of Mortgaged Property, except as otherwise set forth in the Loan Documents. Borrowers hereby agree not to dispute the validity or enforceability of the Loan Documents or any of their respective obligations thereunder, or the validity, priority, enforceability or extent of GMAC’s security interest in or Lien on any parcel of Mortgaged Property in any judicial, administrative or other proceeding;

               c.     No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required (which has not been obtained) in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Joinder Agreement;

               d.     The execution, delivery and performance of this Joinder Agreement by Borrowers does not and will not violate any law, governmental regulation, judgment, order or decree applicable to any Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of any Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which any Borrower is a party or is subject or by which any Borrower or any of such Borrower’s real or personal property may be bound;

               e.     No Event of Default exists under the Credit Agreement or the Other Agreements; and

               f.     Upon the date of this Joinder Agreement, Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement and the Other

Agreements, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Joinder Agreement.

[TO BE REVISED AS NECESSARY TO INCLUDE GUARANTOR, IF ANY]

          4.     Reference to the Effect on the Credit Agreement.

               a.     References. Upon the date of this Joinder Agreement and on and after the date hereof, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby.

               b.     Ratification. Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

               c.     No Waiver. The execution, delivery and effectiveness of this Joinder Agreement shall not operate as a waiver of any right, power or remedy of GMAC, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments or agreements executed and/or delivered in connection therewith (except as expressly set forth herein). Nothing herein shall constitute a waiver by GMAC of any existing or hereafter arising default or Event of Default nor shall GMAC’s execution and delivery of this Joinder Agreement establish a course of dealing among GMAC, the Borrowers or any other obligor or in any other way obligate GMAC to hereafter provide any further consents, waivers or modifications with respect to the Credit Agreement.

          5.     Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of any such document is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such document.

          6.     Successors and Assigns. All covenants and agreements contained in this Joinder Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

          7.     Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Michigan.

          8.     Headings. Section headings in this Joinder Agreement are included herein for convenience of reference only and shall not constitute a part of this Joinder Agreement for any other purpose.

          9.     Time of Essence. Time is of the essence with respect to each and every provision of this Joinder Agreement.

          10.     Expenses. Borrowers shall pay all of the fees and expenses of GMAC incurred in connection with this Joinder Agreement and the transactions contemplated hereby.

          11.     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Joinder Agreement. In the event an ambiguity or question of intent or interpretation arises, this Joinder Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Joinder Agreement.

          12.     Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence.

[SIGNATURE PAGE FOLLOWS]

(Signature Page to Joinder Agreement)

     IN WITNESS WHEREOF, the Borrowers have caused this Joinder Agreement to be executed and delivered by its officer thereunto duly authorized on                ,                .

CAPITAL AUTOMOTIVE L.P., as
Representative of, and intending to legally
bind, each of the Old Borrowers

By:	Capital Automotive REIT, a Maryland
real estate investment trust
Its: General Partner

By:
Its:

[NAME/STATE OF ORGANIZATION
OF NEW SUBSIDIARY]

By:
Its:

GENERAL MOTORS ACCEPTANCE
CORPORATION

By:
Its:

EXHIBIT D
to
Construction Credit Agreement

Form of Guaranty

GUARANTY

          THIS GUARANTY (“Guaranty”) is executed and delivered as of                     , 200    , by                     , a                     [corporation/limited liability company/limited partnership] (the “Guarantor”), in favor of GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (“GMAC”).

W I T N E S S E T H:

          WHEREAS, pursuant to that certain Construction Credit Agreement dated as of                     , 2003 (as amended, modified or restated from time to time, the “Credit Agreement”) among GMAC, Capital Automotive L.P. a Delaware limited partnership (“Capital”),                     , a                     [INSERT NAME OF BORROWER] (the “Real Estate Subsidiary”), and certain affiliates of Capital, GMAC has made certain financial accommodations to the Real Estate Subsidiary and Capital (collectively, the “Borrowers”) evidenced by that certain Note dated as of                     in the original principal amount of $                     payable by Borrowers to the order of GMAC (as amended, modified or restated from time to time, together with all renewals and substitutions thereof, the “Note”), as set forth in the Note;

          WHEREAS, as an affiliate of the Real Estate Subsidiary and a subsidiary of Capital, Guarantor will derive direct and indirect economic benefits from the continued availability of financial accommodations to the Borrowers; and

          WHEREAS, in connection with the financial accommodations provided by GMAC to the Borrowers as set forth in the Note and as a condition precedent thereto, GMAC is requiring that the Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce GMAC to enter into the Note, it is agreed as follows:

          1.     DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Guaranty as the same may be in effect at the time such reference becomes operative.

          2.     THE GUARANTY. The Guarantor hereby agrees as follows:

          2.1     Guaranty of Borrower’s Obligations. Guarantor hereby unconditionally guarantees to GMAC, and its respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all of the Borrowers’ obligations and all other liabilities of any kind of Borrowers arising under the Credit Agreement and/or the Note plus all costs, fees and expenses of enforcement and collection under this Guaranty, including, but not limited to, reasonable attorney’s fees (collectively, the “Guarantor’s Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection and that Guarantor’s Obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

               (a)     the genuineness, validity, regularity, enforceability or any future amendment of, or change in, Guarantor’s Obligations, the Credit Agreement, the Note, the Loan Documents or any other agreement, document or instrument to which any Borrower and/or Guarantor are or may become a party with GMAC in connection therewith;

               (b)     the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by GMAC with respect to any of the provisions thereof;

               (c)     the existence, value or condition of, or failure to perfect GMAC’s security interest against, any security for the liabilities, obligations and agreements by the Borrowers under the Note or the Credit Agreement (collectively, the “Obligations”) or any action, or the absence of any action, by GMAC in respect thereof (including, without limitation, the release of any such security); or

               (d)     any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the payment and performance, in full, of all the Obligations. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations. Guarantor expressly waives all rights he may have, now or in the future, under any statute, or at common law, or at law or in equity, or otherwise, to compel GMAC to proceed in respect of the Obligations against any Borrower or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, Guarantor. Guarantor agrees that any notice or directive given at any time to GMAC which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by GMAC, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless GMAC has or has specifically agreed otherwise in writing. It is agreed between Guarantor and GMAC that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, GMAC would decline to make or continue to make the Loans evidenced by the Loan Documents.

          2.2     Demand by GMAC. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that if the then outstanding principal amount of the Obligations (together with all accrued interest thereon) are declared to be immediately due and payable in accordance with the terms of the Note, then, Guarantor shall upon demand in writing therefor by GMAC to Guarantor, pay to the holders of the Obligations the entire amount of Guarantor’s Obligations due and owing to such holders under this Guaranty. Payment by Guarantor shall be made to GMAC to be credited and applied upon the Obligations, in immediately available federal funds to an account(s) designated by GMAC or at the address set forth herein for the giving of notice to GMAC or at any other address that may be specified in writing from time to time by GMAC.

          2.3     Enforcement of Guaranty. This is a guaranty of payment and not of collection. In no event shall GMAC have any obligation (although it is entitled at its option) to proceed against any Borrower or any other person or any real or personal property pledged to secure the Obligations before seeking satisfaction from Guarantor, and GMAC may proceed, prior or subsequent to, or simultaneously with, the enforcement of GMAC’s rights hereunder, to exercise any right or remedy which it may have against any property, real or personal, as a result of any lien it may have as security for all or any portion of the Obligations.

          2.4     Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives and agrees that he shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by GMAC of, this Guaranty. Guarantor hereby waives diligence (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in any Borrower’s financial condition or any other fact which might materially increase the risk to Guarantor), presentment and demand with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any defense against GMAC or any Borrower of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against GMAC or against any Borrower of any kind which may arise in the future other than those arising due to the willful misconduct or gross negligence of GMAC.

          2.5     Benefits of Guaranty. The provisions of this Guaranty are for the benefit of GMAC and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as among the Borrowers and GMAC, the Obligations under the Loan Documents. In the event all or any part of the Obligations are transferred, indorsed or assigned by GMAC to any person or persons in accordance with the provisions of the Note, any reference to “GMAC” herein shall be deemed to refer equally to such person or persons.

          2.6     Modification of Loan Documents, Etc. If GMAC shall at any time or from time to time, with or without the consent of, or notice to, Guarantor:

               (a)     change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

               (b)     take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

               (c)     amend or modify, in any manner whatsoever, the Loan Documents;

               (d)     extend or waive the time for any of Guarantor’s, any Borrower’s or any other person’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

               (e)     take and hold security or collateral for the payment of the Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which GMAC has been granted a lien, to secure any indebtedness of Guarantor or any Borrower to GMAC;

               (f)     release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any Borrower to GMAC;

               (g)     modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Borrower are subordinated to the claims of GMAC; and/or

               (h)     apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any Borrower to GMAC in such manner as GMAC shall determine in its discretion;

then GMAC shall not incur any liability to Guarantor pursuant hereto as a result thereof, and no such action shall impair or release Guarantor’s Obligations.

          2.7     Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition be filed by or against any Borrower or any Guarantor for liquidation or reorganization, in the event any Borrower or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee be appointed for all or any significant part of any Borrower’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by GMAC, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          2.8     Subrogation. Guarantor shall not exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise nor shall Guarantor seek any reimbursement from any Borrower in respect of payments made by Guarantor hereunder, unless and until all of the Obligations shall have been paid to GMAC and discharged, in full, and if any payment shall be made to Guarantor on account of such subrogation or reimbursement rights at any time when the Obligations shall not have been paid and discharged in full, each and every amount so paid shall forthwith be paid to GMAC to be credited and applied against the Obligations, whether matured or unmatured.

               (a)     If, pursuant to applicable law, Guarantor, by payment or otherwise, becomes subrogated to all or any of the rights of GMAC under any of the Loan Documents, the rights of GMAC to which Guarantor shall be subrogated shall be accepted by Guarantor “as is” and without any representation or warranty of any kind by GMAC, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any collateral and shall be without recourse to GMAC.

               (b)     If GMAC may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving GMAC a lien upon any collateral, whether owned by any Borrower or by any other person, either by judicial foreclosure or by non-judicial sale or enforcement, GMAC may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, GMAC shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other person, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by GMAC and waives any claim based upon such action, even if such action by GMAC shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by GMAC. Any election of remedies which results in the denial or impairment of the right of GMAC to seek a deficiency judgment against any Borrower shall not impair Guarantor’s obligation to pay the full amount of Guarantor’s Obligations hereunder. In the event GMAC shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, GMAC may bid all or less then the amount of the Obligations and the amount of such bid need not be paid by GMAC but shall be credited against the Obligations. The amount of the successful bid at any such sale, conducted in a commercially reasonable manner, whether GMAC or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty (subject, in all cases to the limitations set forth herein), notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which GMAC might otherwise be entitled but for such bidding at any such sale.

          2.9     Continuing Guaranty. Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations.

          2.10     Security. As security for the payment and performance of Guarantor’s Obligations under this Guaranty, Guarantor hereby grants to GMAC a security interest in certain real property in accordance with that certain Deed of Trust, Mortgage, Leasehold Mortgage, Leasehold Deed of Trust Security Agreement, Fixture Filing, Assignment and Leases and Rents and Financing Statement of even date herewith made by Guarantor in favor of GMAC.

          3.     DELIVERIES. IN A FORM SATISFACTORY TO GMAC, GUARANTOR SHALL DELIVER TO GMAC, CONCURRENTLY WITH THE EXECUTION OF THIS GUARANTY AND THE NOTE, SUCH OF THE LOAN DOCUMENTS AND OTHER INSTRUMENTS, CERTIFICATES AND DOCUMENTS AS ARE REQUIRED TO BE DELIVERED BY GUARANTOR TO GMAC UNDER THE CREDIT AGREEMENT.

          4.     REPRESENTATIONS AND WARRANTIES. To induce GMAC to make the loan as provided in the Note, Guarantor makes the following representations and warranties to GMAC, each and all of which shall survive the execution and delivery of this Guaranty:

          4.1     Review of Guaranty and Loan Documents. Guarantor has reviewed each of the terms and conditions of this Guaranty and each of the other Loan Documents, including, without limitation, the Credit Agreement and the Note.

          4.2     Financial Benefit to Guarantor. Guarantor, as an affiliate of each Borrower engaged in a common enterprise, is deriving a material financial benefit from GMAC’s making and/or GMAC’s continuing to make the Loans to the Borrowers.

          4.3     Enforceability. Each obligation under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with all of its respective terms and conditions, subject to the effect of bankruptcy and other laws affecting the rights of creditors generally.

          4.4     Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court or other governmental authority, pending, or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its property.

          5.     PERMITTED ASSIGNMENT BY GMAC. GMAC may freely assign its rights and delegate its duties under this Guaranty, but no such assignment or delegation shall increase or diminish Guarantor’s Obligations hereunder. The consent of Guarantor shall not be required for any such assignment or delegation and failure to give notice shall not effect the validity or enforceability of any such assignment or delegation or this Guaranty or subject GMAC to any liability.

          6.     FURTHER ASSURANCES. Guarantor agrees, upon the written request of GMAC, to execute and deliver to GMAC, from time to time, any additional instruments or documents reasonably considered necessary by GMAC to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

          7.     PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by Guarantor hereunder shall be made to GMAC free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges (“Taxes”). Upon request by GMAC, Guarantor shall furnish to GMAC a receipt for any

Taxes paid by Guarantor pursuant to this Section 7 or, if no Taxes are payable with respect to any payments required to be made by Guarantor hereunder, evidence reasonably acceptable to GMAC that no such Taxes are payable. If Taxes are paid by GMAC, Guarantor will upon demand of GMAC, and whether or not such Taxes shall be correctly or legally asserted, indemnify GMAC for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the rate specified in the Note (calculated as if such payments constituted overdue amounts of principal as of the date of the making of such payments).

          8.     MISCELLANEOUS.

          8.1     Entire Agreement; Amendments. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Obligations and may not be amended or supplemented except by a writing signed by Guarantor and GMAC.

          8.2     Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

          8.3     Severability. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

          8.4     Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and delivered as follows:

(a) If to GMAC, at:

General Motors Acceptance Corporation
Mail Code B10-C76
200 Renaissance Center
Detroit, Michigan 48265-2000 Attn: David E. Ehlers
Telecopy No. (313) 974-7683

With a copy to:

Vedder, Price, Kaufman & Kammholz
Suite 2300
222 North LaSalle Street
Chicago, Illinois 60601
Attn: Michael A. Nemeroff, Esq.
Telephone No.: (312) 609-7858
Telecopier No.: (312) 609-5005

(b) If to Guarantor, at

Telephone No.:
Telecopier No.:

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, in person, by delivery service or by overnight courier service, with receipt acknowledged, the date of telecopy transmission or three (3) Business Days after the same shall have been deposited with the United States mail, postage prepaid.

          8.5     Binding Effect. This Guaranty shall bind Guarantor and its respective legatees, successors and assigns and shall inure to the benefit of GMAC. Guarantor may not assign this Guaranty.

          8.6     Non-Waiver. The failure of GMAC to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against GMAC, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy by GMAC must be in writing and signed by GMAC.

          8.7     Termination. This Guaranty shall terminate and be of no further force or effect at such time as the Obligations shall be indefeasibly paid and performed in full and the Note is terminated. Upon such termination, GMAC shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

          8.8     Governing Law. THE TERMS OF THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (EXCLUSIVE OF ANY RULES AS TO CONFLICT OF LAWS) AND THE LAWS OF THE UNITED STATES APPLICABLE THEREIN. GUARANTOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE NOTE OR UNDER THE OTHER LOAN DOCUMENTS OR

RELATING TO EACH OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MICHIGAN AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON GUARANTOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS PROVIDED IN SECTION 8.4 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAILS, POSTAGE PREPAID. GUARANTOR WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

          8.9     Counterparts. This Guaranty may be executed in any number of counterparts which shall individually and collectively constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

By:
Its:

Accepted and acknowledged by:

GENERAL MOTORS ACCEPTANCE
CORPORATION

By:
Name:
Title:

EXHIBIT E
to

Construction Credit Agreement

FORM OF ASSIGNMENT OF INTEREST IN CONSTRUCTION DOCUMENTS

          THIS ASSIGNMENT, made this      day of                , 200_, by                     (“Borrower”) and                          (“Tenant”) is to and for the benefit of GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (“GMAC”).

W I T N E S S E T H:

          WHEREAS, Capital Automotive L.P., a Delaware limited partnership (“Capital”), and certain subsidiaries of Capital have entered into a Construction Credit Agreement dated June 23, 2003 with GMAC (as amended or supplemented from time to time, the “Credit Agreement”), the terms and provisions of which are incorporated herein by reference, pursuant to which GMAC has committed to make loans in the maximum principal amount of $100,000,000 (the “Loan”) to Capital and its subsidiaries;

          WHEREAS, Tenant is the tenant and Borrower is the landlord pursuant to a written lease (the lease and any amendments thereto are collectively referred to as the “Lease”) for the property (“Property”) described on Exhibit “1” attached hereto, which is incorporated herein by reference;

          WHEREAS, on                , 200     Borrower did execute and deliver to GMAC certain documents for the purpose of evidencing and securing the Loan (the “Loan Documents”);

          WHEREAS, Tenant did on or about                     enter into a construction agreement (the “Contract”) with                (“Contractor”) for the site work and construction of improvements on the Property;

          WHEREAS, Tenant is required to assign its interest in the Construction Documents (as hereinafter defined) to Borrower pursuant to its Lease.

          WHEREAS, in connection with and as further security for the Loan, Borrower has agreed to assign to GMAC all of Borrower’s interest in the Construction Documents; and

          WHEREAS, Borrower and Tenant acknowledge that each will benefit from the Loan made to Capital.

          NOW, THEREFORE, for and in consideration of the Loans from GMAC to Capital and other good and valuable consideration, Tenant does hereby transfer, set over and assign unto Borrower and Borrower does hereby transfer, set over and assign unto GMAC, all of their respective right, title and interest to, and under any and all documents and instruments relating to the construction of the improvements contemplated by the Loan Documents, including, without limitation, the Contract and any and all other construction contracts, architectural contracts, engineering contracts, plans, specifications, drawings, surveys, bonds, permits, licenses and other governmental approvals (hereinafter collectively called the “Construction Documents” with any one of the Construction Documents being referred to as a “Construction Document”).

          THIS AGREEMENT IS MADE in order to additionally secure the payment by Capital to GMAC of the indebtedness evidenced and secured by the above mentioned Loan Documents, and the performance by Capital of each and every obligation, covenant and agreement of Capital contained herein or in the Loan Documents.

          This Assignment is for the purposes of security only, and it does not and will not operate or have the effect of delegating to Borrower or GMAC any of Tenant’s duties, responsibilities, or liabilities under any of the Construction Documents until such time as Borrower or GMAC has so notified the other party to a Construction Document, if applicable, and has assumed such duties, responsibilities or liabilities in writing.

          Upon a default by Tenant under the Lease which is not cured as therein provided, Borrower shall be and is hereby permitted to, at its option, exercise the rights granted hereunder by notifying one or more of the parties of its election. Tenant hereby authorizes any other party to any Construction Document to rely upon notice from Borrower that Tenant is in default under any of the Lease.

          Upon a default by Borrower under any of the Loan Documents which is not cured as therein provided, GMAC shall be and is hereby permitted to, at its option, exercise the rights granted hereunder by notifying one or more of the parties of its election. Borrower and Tenant hereby authorize any other party to any Construction Document to rely upon notice from GMAC that Borrower is in default under any of the Loan Documents or the Loan.

          In the event that both Borrower and GMAC are entitled to exercise their respective rights hereunder, the rights of Borrower are subject and subordinate to the rights of GMAC.

          This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal representatives, successors and assigns. This instrument shall be construed in all respects under the laws of the State of Michigan.

          WITNESS the hand and seal of the undersigned the day and year first above written.

BORROWER:	TENANT:

By:	By:
Its:	Its:

EXHIBIT 1

TO ASSIGNMENT OF INTERESTS IN CONSTRUCTION DOCUMENTS

Legal Description

EXHIBIT F
to
Construction Credit Agreement

FORM OF CONTRACTOR CONSENT AND AGREEMENT

          The undersigned General Contractor (the “Undersigned”) has reviewed the “Assignment of Interest in Construction Documents” (the “Assignment”) to be executed and delivered by      (“Borrower”) and       (“Tenant”) to GENERAL MOTORS ACCEPTANCE CORPORATION (“GMAC”) in connection with the Loan (as defined in the Assignment). The Undersigned, who has, pursuant to one or more of the “Construction Documents” (as defined in the Assignment), performed or supplied, or agreed to perform or supply, certain services, materials, and/or documents in connection with construction of the improvements referred to in the Assignment, hereby ratifies the agreements set forth in said one or more of the Construction Documents and hereby acknowledges and consents to the Assignment. The Undersigned does hereby warrant and represent to GMAC and Borrower that no default exists under the terms of any Construction Document between Tenant and the Undersigned. The Undersigned does hereby agree: (a) that in the event of any uncured default by Borrower under the terms of the “Loan Documents” (as defined in the Assignment), GMAC shall be entitled to use without further payment or charge of any kind any and all plans, specifications, drawings and surveys prepared or owned by the Undersigned relating to the construction of the improvements contemplated by said Loan Documents and to enforce any contracts or other agreements which Tenant has with regard to the Undersigned; (b) that in the event of any uncured default by Tenant under the “Lease” (as defined in the Assignment), Borrower shall be entitled to use without further payment or charge of any kind any and all plans, specifications, drawings and surveys prepared or owned by the Undersigned relating to the construction of the improvements contemplated by said Loan Documents and to enforce any contracts or other agreements which Tenant has with regard to the Undersigned; and (c) that in the event of any uncured default by Borrower under the terms of said Loan Documents, the Undersigned shall, upon receipt of written notice and demand of GMAC, continue performance on behalf of GMAC in accordance with the agreement of the Undersigned for the performing or supplying of such services, materials and/or documents; and (d) that in the event of any uncured default by Tenant under the Lease, the Undersigned shall, upon receipt of written notice and demand of Borrower, continue performance on behalf of Borrower in accordance with the agreement of the Undersigned for the performing or supplying of such services, materials and/or documents; (e) that in the event of any uncured default by Tenant under the terms of any agreement between Tenant and the Undersigned, then the Undersigned shall deliver to GMAC and Borrower, by certified United States mail, postage prepaid, return receipt requested, written notice of such default and the action required to cure the same, and GMAC and/or Borrower shall have a reasonable time (but in no event less than ten (10) days after receipt of such notice) within which GMAC and/or Borrower shall have the right, but not the obligation, to cure such default, and the delivery of such notice of default and the failure of GMAC and/or Borrower to cure the same within the time allowed, as aforesaid, shall be conditions precedent to the exercise of any right or remedy of the Undersigned arising by reasons of such default; and (f) that the Undersigned shall not enter into any material modification or amendment of any agreement between Tenant and the Undersigned without the prior written consent of Borrower. In the event

F-1

that both Borrower and GMAC are entitled to exercise their respective rights hereunder, the rights of Borrower are subject and subordinate to the rights of GMAC.

          This Consent and Agreement is given by the Undersigned for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Undersigned, and is intended to induce GMAC to make the Loan to Capital Automotive L.P., a Delaware limited partnership. This Consent and Agreement shall automatically terminate with respect to all matters pertaining to GMAC if no disbursement of any portion of the proceeds of the Loan is ever made by GMAC or, if disbursement is made, upon repayment in full of the Loan and release by GMAC of its security therefor.

          WITNESS the hand and seal of the Undersigned, as of the      day of      , 200    .

GENERAL CONTRACTOR:

By:
Name:
Its:

F-2

EXHIBIT G
to
Construction Credit Agreement

FORM OF AGREEMENT OF SUBORDINATION OF LIEN BY CONTRACTOR

STATE OF

COUNTY OF

          THIS AGREEMENT is made and entered into effective this the      day of      , 200_, by the Undersigned in favor of GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (hereinafter referred to as “GMAC”).

          WHEREAS, the Undersigned has recently furnished and/or is now furnishing, or will in the future furnish, labor, materials, and services to certain real property located at      , and being more particularly described in Exhibit “1” attached hereto and specifically incorporated herein by reference thereto (hereinafter referred to as the “Property”);

          WHEREAS,       (hereinafter referred to as “Tenant”) is the tenant and       (hereafter referred to as “Borrower”) is the landlord pursuant to a written lease (the lease and any amendments thereto are collectively referred to as the “Lease”) for the property described on Exhibit “1” attached hereto (hereafter referred to as the “Property”), which is incorporated herein by reference;

          WHEREAS, Tenant is in the process of constructing certain improvements to the automotive dealership facility on the Property; and

          WHEREAS, Borrower executed or will execute a [Mortgage or Deed of Trust] to be recorded in the records of      , as amended, mortgaging or conveying the Property to GMAC to secure a Loan in the amount of $      on the Property and other obligations of Borrower.

          NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Undersigned does hereby subordinate in favor of GMAC, its successors and assigns, any and all liens and/or rights to claims of lien which the Undersigned may now have or hereafter have against the Property by reason of having furnished labor, materials, and/or services expended, including, without limitation, any claims accruing for past, present, or future materials or services placed or performed, or to be placed or performed, in conjunction with the Property.

          THE UNDERSIGNED acknowledges and understands that this Subordination of Lien is executed for the purposes of inducing GMAC to disburse Loan funds totaling $      secured by the Property pursuant to that certain Construction Credit Agreement dated as of June 23, 2003 between Capital Automotive L.P., a Delaware limited partnership (“Capital”), certain subsidiaries of Capital and GMAC, and of inducing      (“Title Company”) to issue a Policy of Title Insurance insuring that GMAC has a first priority mortgage loan secured by the

Property; and the Undersigned further acknowledges and understands that Borrower, GMAC and its agents and attorneys, and Title Company all rely upon this Subordination of Lien.

          THE UNDERSIGNED warrants and covenants that all subcontractors, laborers, materialmen, and suppliers employed by the Undersigned in conjunction with the improvements made to the Property, have subordinated or will subordinate any claim, demand, or right to a claim of lien against the Property in favor of GMAC; and the Undersigned further warrants and covenants that the Undersigned has not and will not assign its claim(s) for payment.

          EACH PERSON executing this instrument further warrants that he has full authority to execute this Subordination of Lien on behalf of the Undersigned.

          IN WITNESS WHEREOF, the Undersigned has caused this Subordination of Lien to be executed under seal, as of the date first above written.

GENERAL CONTRACTOR:

By:
Name:
Its:

Subscribed and sworn to before me this
     day of           , 200_.

NOTARY PUBLIC
My Commission Expires:

[AFFIX NOTARY SEAL]

EXHIBIT 1

TO SUBORDINATION OF LIEN BY CONTRACTOR

Legal Description

(See Attached)

EXHIBIT H
to
Construction Credit Agreement

FORM OF OPINION OF BORROWER’S COUNSEL

, 200

General Motors Acceptance Corporation
Mail Code B10-C76
200 Renaissance Center
Detroit, Michigan 48265-2000

          Re:     GMAC/Capital Automotive L.P.

Gentlemen:

          Reference is hereby made to that certain Construction Credit Agreement dated as of June 23, 2003 (the “Credit Agreement”) by and among Capital Automotive L.P., a Delaware limited partnership (“Capital”), certain real estate subsidiaries thereof (Capital and the real estate subsidiaries party to the Credit Agreement are collectively referred to as the “Borrowers”) and General Motors Acceptance Corporation, a Delaware corporation (“GMAC”). In connection therewith, we have acted as counsel for       [INSERT NAME OF NEWLY FORMED BORROWER] (“New Borrower”) [and       (the “Guarantor”)] in connection with the transactions contemplated by the Credit Agreement [(New Borrower and Guarantor are collectively referred to as the “Loan Parties”). Unless otherwise indicated, capitalized terms used herein without definition shall have the respective meanings set forth in the Credit Agreement.

          Based upon the foregoing, we are of the opinion that:

          1.     New Borrower is a [limited partnership or limited liability company, as applicable,] validly existing and in good standing under the laws of the jurisdiction of its organization, as applicable, and New Borrower is duly qualified to do business as a foreign [     ] in each jurisdiction where it is required to be qualified.

          2.     Guarantor is a [limited partnership or limited liability company, as applicable,] validly existing and in good standing under the laws of the jurisdiction of its organization, as applicable, and Guarantor is duly qualified to do business as a foreign [     ] in each jurisdiction where it is required to be qualified.

          3.     The execution and delivery of the agreements listed on Exhibit A, together with such certificates and instruments executed in connection therewith (collectively, the “Loan Documents”), by the Loan Parties and the performance by each Loan Party of its obligations thereunder (i) are within each Loan Party’s corporate, limited partnership or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate, limited partnership or limited liability company action of such Loan Party, as applicable, (iii) do not contravene (a) any charter, by-laws, partnership agreement, operating agreement, or other organizational document, as applicable, of such Loan Party, or (b) any law or contractual restriction affecting such Loan Party or its properties and (iv) do not result in or require the creation of any lien or other encumbrance upon or with respect to any Loan Party’s property, except as may be created in the Loan Documents.

          4.     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery, recordation, consummation and performance by any Loan Party of the Loan Documents, or (ii) the exercise by GMAC of its rights and remedies under the Loan Documents.

          5.     The Loan Documents have been duly executed and delivered by each Loan Party.

          6.     The Loan Documents are the legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights or equitable principles generally. [EXCEPT OUT MORTGAGE FOR PURPOSES OF LOCAL STATE LAW]

          7.     Except as set forth on Exhibit B attached hereto, there is no pending action or proceeding before any court, governmental agency or arbitrator against or directly involving any Loan Party and, to the best of our knowledge, there is no threatened action or proceeding affecting any Loan Party or any of the assets of any Loan Party before any court, governmental agency or arbitrator which, in any case, may (i) materially and adversely affect the financial condition or operation of any Loan Party, (ii) which seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated by the Loan Documents or (iii) which would affect the validity or enforceability of all or any of the Loan Documents.

          8.     No Loan Party is not in default under any order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting any Loan Party or by which any Loan Party’s assets may be bound or affected, which default would have a material adverse effect on the business, operation, assets or condition of any Loan Party, and no such order, award or decree materially adversely affects the ability of any Loan Party to carry on its business as currently conducted or the ability of any Loan Party to perform its obligations under the Loan Documents.

          Our opinion is qualified by reference to (a) the fact that certain remedial provisions in the Credit Agreement and the Loan Documents may be rendered invalid or unenforceable by applicable laws, which laws, however, do not in our opinion make the remedies provided in such documents inadequate for the realization of the benefits and security intended to be provided thereby and (b) the effect upon the enforceability of the Loan Documents of bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors’ rights.

          We understand and acknowledge that you are relying on the opinion set forth herein in entering into the transactions contemplated by the Credit Agreement.

Very truly yours,

EXHIBIT 1

LOAN DOCUMENTS

[LIST ALL TRANSACTION DOCUMENTS
TO BE EXECUTED BY EACH LOAN PARTY
IN CONNECTION WITH THE CREDIT AGREEMENT]

EXHIBIT 2

LITIGATION

[TO BE PROVIDED BY LOAN PARTIES’ COUNSEL]

EXHIBIT I
to
Construction Credit Agreement

FORM OF SUBORDINATION AGREEMENT

          This Subordination Agreement (“Agreement”) is executed and effective as of the      day of      ,       by and between       [INSERT NAME ENTITY ACTING AS PROPERTY MANAGER] (“Property Manager”) and GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (“GMAC”).

          Reference is made to that certain Construction Credit Agreement dated as of June 23, 2003 among Capital Automotive L.P., a Delaware limited partnership (“Capital”), and certain Real Estate Subsidiaries of Capital party thereto (collectively, the “Borrowers”), and GMAC (as amended, modified or restated from time to time, the “Credit Agreement”). Capitalized terms used herein which are not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

          The Property Manager (referred to herein as the “Subordinated Party”) provides, or may in the future provide, certain management, consulting and professional services to Borrowers. In connection therewith, Borrowers are obligated, or may in the future become obligated, for certain costs, fees and expenses of the Subordinated Party in connection with providing such services to Borrowers (collectively, the “Management Expenses”).

          [The Property Manager is an Affiliate of one or more Borrowers] [CONFIRM RELATIONSHIP] and as such, will benefit, directly and indirectly, from certain Loans from GMAC to Borrowers pursuant to the Credit Agreement.

          In order to induce GMAC to make such Loans, the Subordinated Party hereby (i) subordinates in right of payment any and all indebtedness now or hereafter owing to the Subordinated Party from Borrowers, including, without limitation, all Management Expenses, to the prior indefeasible and final payment in full by Borrowers of Borrowers’ Liabilities outstanding to GMAC under the Credit Agreement, (ii) agrees not to take any Lien, claim or encumbrance on any assets of the Borrowers as security for the Management Expenses, (iii) agrees not to ask, demand, sue for, take or receive payments in respect of indebtedness of any Borrower to the Subordinated Party, including, without limitation, any Management Expenses, after the occurrence of an “Event of Default”, and that any Management Expenses received after an “Event of Default” shall be held in trust for GMAC and delivered to GMAC upon demand, and (iv) agrees that if GMAC forecloses on any Lien, including without limitation, the Liens granted to GMAC in the Mortgaged Property described in the Credit Agreement, GMAC may terminate the Subordinated Party’s right to perform such management services for Borrowers and the Subordinated Party’s right to receive any Management Expenses. The Subordinated Party hereby agrees that GMAC shall not be obligated to provide to the Subordinated Party notice of any Event of Default under the Credit Agreement and that any such notice which GMAC may deliver to Borrowers shall for all purposes be deemed to have also been delivered to the Subordinated Party.

          Each Borrower and the Subordinated Party hereby covenants, agrees, represents and warrants to GMAC that as long as any Borrowers’ Liabilities remain outstanding under the Credit Agreement (i) Management Expenses shall consist only of the reimbursement of expenses actually incurred by the Subordinated Party and shall not consist of any payments related to the revenue, profits or financial or operating performance of any Borrower, and (ii) Borrowers shall not have at any time outstanding or accrued expenses or other obligations to the Subordinated Party and/or any Affiliates of the Subordinated Party in excess of an aggregate amount of $50,000.

          The Subordinated Party further agrees that upon any distribution of the assets or readjustment of the indebtedness of any Borrower whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of the Subordinated Party or any other action or proceeding involving readjustment of all or any of the indebtedness owing to the Subordinated Party from any Borrower hereby subordinated, or the application of the assets of any Borrower to the payment or liquidation thereof, GMAC shall be entitled to receive payment in full of any and all Borrowers’ Liabilities then owing to GMAC by Borrowers prior to the payment of all or any part of the indebtedness owing to the Subordinated Party from Borrowers hereby subordinated; and in order to enable GMAC to enforce its rights hereunder in any such action or proceeding, GMAC is hereby irrevocably authorized and empowered in its discretion to make and present for and on behalf of the Subordinated Party such proofs of claim against Borrowers on account of the indebtedness owing to the Subordinated Party from Borrowers hereby subordinated as it may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any Borrowers’ Liabilities owing to GMAC by Borrower.

          The Subordinated Party further agrees to execute and deliver to GMAC, such assignments or other documents as may be required in order to enable GMAC to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any part of the indebtedness owing to the Subordinated Party from Borrowers hereby subordinated.

          In the event that the Subordinated Party shall receive any payment or distribution with respect to any indebtedness owing to the Subordinated Party from any Borrower at any time or under any circumstances not permitted by this Agreement, the Subordinated Party shall hold the same in trust, as trustee, for GMAC and shall promptly deliver the same to GMAC in precisely the form received (except for the endorsement or assignment by the Subordinated Party where necessary) for application to the Borrowers’ Liabilities.

          The Subordinated Party hereby agrees not to assign, transfer, encumber or subordinate at any time while this Agreement remains in effect any right, claim or interest of any kind in or to any of the indebtedness owing to the Subordinated Party from any Borrower hereby subordinated without the prior written consent of GMAC.

          No renewal or extension of time of payment of Borrowers’ Liabilities owing by any Borrower to GMAC and no release or surrender of any security for Borrowers’ Liabilities and no delay in the enforcement of payment of such obligations or in the enforcement of any remedies under this Agreement or any Other Agreement and no delay or omission in exercising any right or power under this Agreement or any Other Agreement shall in any manner impair or affect the rights of GMAC hereunder. The Subordinated Party waives notice of the creation, existence, extension and renewal of any and all of Borrowers’ Liabilities.

          This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect until all of Borrowers’ Liabilities owing by Borrowers to GMAC shall have been finally and indefeasibly paid in full. This Agreement shall inure to the benefit of GMAC, and its successors and assigns, and shall bind the Subordinated Party and its successors and assigns.

THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF MICHIGAN GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH SUBORDINATED PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF WAYNE IN THE STATE OF MICHIGAN OR, AT THE SOLE OPTION OF GMAC, IN ANY OTHER COURT IN WHICH GMAC SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. SUBORDINATED PARTY AND EACH BORROWER WAIVES ANY OBJECTION OF FORUM NONCONVENIENS AND VENUE. SUBORDINATED PARTY AND EACH BORROWER FURTHER WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO THE PARTY AT THE ADDRESS SET FORTH BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE BUSINESS (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO SUCH PARTY’S ADDRESS. SUBORDINATED PARTY AND EACH BORROWER FURTHER WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST SUCH PARTY. SUBORDINATED PARTY AND EACH BORROWER IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[SIGNATURES FOLLOW]

(Subordination Agreement Signature Page)

          Executed and effective as of the date first above written.

[PROPERTY MANAGER]

By:
Its:

ACKNOWLEDGED AND AGREED to this
      day of          , 200

GENERAL MOTORS ACCEPTANCE
CORPORATION

By:
Its:

CONSENT

The undersigned, as Representative of each of the Borrowers, acknowledges receipt of a copy of the foregoing Subordination Agreement, consents to all of the terms and conditions thereof, and agrees that no Borrower will pay any Management Expenses, except as provided therein. In the event of any breach of the provisions of this Agreement, Borrowers agree that, in addition to any other rights and remedies which GMAC may have under the documents, agreements and instruments evidencing GMAC’s financing arrangements, all of Borrower’s Liabilities shall, without notice or demand, become immediately due and payable unless GMAC shall otherwise elect. Borrowers agree to mark their records to reflect the subordination of all Management Expenses.

CAPITAL AUTOMOTIVE L.P.

By:	Capital Automotive REIT, a Maryland
real estate investment trust
Its: General Partner

By:
Its: